SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                        THE DEWEY ELECTRONICS CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.

[X]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
            ____________________________________________________________________

       (2)  Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying
            0.00012670 by $18,185,442.
            ____________________________________________________________________

       (4)  Proposed maximum aggregate value of transaction:

            $18,185,442 (subject to adjustment)
            ____________________________________________________________________

       (5)  Total fee paid:

            $2304.10
            ____________________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:
            ____________________________________________________________________

       (2)  Form, Schedule or Registration Statement No.:
            ____________________________________________________________________

       (3)  Filing Party:
            ____________________________________________________________________

       (4)  Date Filed:
            ____________________________________________________________________

PRELIMINARY COPY - SUBJECT TO COMPLETION


                        THE DEWEY ELECTRONICS CORPORATION
                                 27 MULLER ROAD
                            OAKLAND, NEW JERSEY 07436


Dear Stockholders:

      You are cordially invited to attend the annual meeting of stockholders of The Dewey Electronics Corporation. The annual meeting will be held at the Corporation's headquarters, 27 Muller Road, Oakland New Jersey, on March 8, 2005 at 10 a.m. (Eastern Standard Time).

      As more fully set forth in the accompanying proxy statement, at the annual meeting you will be asked to consider and vote to approve the sale of approximately 68 acres of undeveloped and unused land owned by the Corporation in Oakland, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. For many years, our Board of Directors and management have explored and have sought to pursue possible methods of monetizing this property for the benefit of the Corporation and its stockholders. We believe that our agreement with K.
Hovnanian, which contemplates the development of the land by K. Hovnanian, provides an opportunity for the Corporation to realize value from the land that would otherwise not be available to us. You will also be asked at the annual meeting to elect the Board of Directors for the ensuing year, as we typically do at annual meetings.

      It is very important that you be represented at the annual meeting regardless of the number of shares you own. Whether or not you plan to attend the meeting in person, we urge you to vote as soon as possible. You may vote by marking, signing and dating your proxy card and returning it in the envelope provided.

      Your  continued   support  of  and  interest  in  The  Dewey   Electronics
Corporation are sincerely appreciated.


                                        Sincerely,


                                        JOHN H.D. DEWEY

                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

PRELIMINARY COPY - SUBJECT TO COMPLETION


                        THE DEWEY ELECTRONICS CORPORATION

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



      NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of THE DEWEY ELECTRONICS CORPORATION (the "Corporation") will be held at the office of the Corporation at 27 Muller Road, Oakland, New Jersey, on Tuesday, March 8, 2005 at 10 a.m. (Eastern Standard Time) for the purposes of

      (1) electing five directors to serve until the next annual meeting of stockholders and until their successors shall be elected and shall qualify;

      (2) approving the sale of approximately 68 acres of undeveloped and unused land owned by the Corporation in Oakland, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. ("Buyer"), pursuant to the Agreement of Sale between the Corporation and Buyer dated December 29, 2004 (the "Land Sale Proposal"); and

      (3) transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on January 25, 2005 as the record date for determination of stockholders entitled to notice of and to vote at the meeting.

      If you will be unable to attend the meeting, you are respectfully requested to sign and return the accompanying proxy in the enclosed envelope.



                       By Order of the Board of Directors


                                FRANCES D. DEWEY

                                    SECRETARY



FEBRUARY __, 2005

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY OF LAND SALE PROPOSAL..................................................1

   Proposed Land Sale (Page __). ..............................................1
   Agreement of Sale (Page __). ...............................................1
   Board Recommendation; Reasons for the Land Sale (Page __). .................3
   Use of Proceeds (Page __). .................................................3
   Shares Held by Directors and Executive Officers (Page __). .................3
   Dissenters' Rights of Appraisal (Page __). .................................3
   Questions...................................................................4

PROXY STATEMENT................................................................5


VOTING SECURITIES OUTSTANDING; VOTES REQUIRED..................................5


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................6


PROPOSAL NO. 1 - ELECTION OF DIRECTORS.........................................7

   Information Concerning Directors and Nominees...............................7
   Executive Officers..........................................................9
   Summary Compensation Table..................................................9
   Aggregated Option Exercises in Last Fiscal Year and Fiscal
    Year-End Option Values....................................................10
   Option Grants in Last Fiscal Year..........................................10
   Retirement Benefits........................................................10
   Certain Relationships and Related Transactions.............................11
   Insurance Arrangements.....................................................11
   Section 16(a) Beneficial Ownership Reporting Compliance....................11
   Certain Corporate Governance Matters.......................................11

PROPOSAL NO. 2 - SALE OF UNDEVELOPED AND UNUSED LAND..........................13

   General....................................................................13
   Agreement of Sale..........................................................14
   Board Recommendation; Reasons for the Land Sale............................17
   Use of Proceeds............................................................17
   Material Federal Income Tax Consequences...................................17
   Regulatory Approvals.......................................................17
   Shares Held by Directors and Executive Officers............................18
   Dissenters' Rights.........................................................18

INDEPENDENT PUBLIC ACCOUNTANTS................................................20

   Fees.......................................................................20
   Audit Report...............................................................20

STOCKHOLDER PROPOSALS.........................................................21

DISCRETIONARY AUTHORITY.......................................................22


APPENDIX A - AGREEMENT OF SALE

APPENDIX B - SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW

REVOCABLE PROXY

                         SUMMARY OF LAND SALE PROPOSAL

      THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THE ENTIRE PROXY STATEMENT TO FULLY UNDERSTAND THE LAND SALE PROPOSAL. THE AGREEMENT OF SALE IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THE AGREEMENT OF SALE BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE PROPOSED TRANSACTION.

PROPOSED LAND SALE (PAGE __)

      You are being asked to vote to approve the sale of approximately 68 acres of undeveloped and unused land owned by the Corporation in Oakland, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. ("Buyer"), pursuant to the Agreement of Sale dated December 29, 2004 (the "Agreement of Sale") between the Corporation and Buyer. The land is not used, and is not needed for use, in the Corporation's business. The property, created during the construction of Route 287 by the New Jersey Department of Transportation, is adjacent to the Corporation's executive offices and manufacturing operations and an interchange of Interstate Route 287. Buyer, a New Jersey limited liability company, is a wholly-owned subsidiary of Hovnanian Enterprises, Inc., a large residential real estate developer and homebuilder with projects in New Jersey and other parts of the United States.

AGREEMENT OF SALE (PAGE __)

      Buyer has agreed to pay a purchase price of $18,185,442 for the land, subject to increase or decrease depending upon the quantity and profitability of the homes Buyer constructs on the property. The land would be sold in two phases, "Phase 1" and "Phase 2".

      o The purchase price of $18,185,442 is based upon 174 market rate residential units, as follows:

            o PHASE 1: 78 market rate townhomes multiplied by $111,079, for a total of $8,664,162. If Buyer obtains the necessary regulatory approvals for fewer than 78 market rate townhomes, then the Phase 1 price would be reduced and would equal the number of homes that are approved multiplied by $111,079.

            o PHASE 2: 96 active adult multifamily garden-type homes multiplied by $99,180, for a total of $9,521,280. If Buyer obtains the necessary regulatory approvals for fewer than 96 active adult multifamily garden-type homes, then the Phase 2 price would be reduced and would equal the number of homes that are approved multiplied by $99,180.

      o THE PURCHASE PRICE FOR THE LAND INCLUDED IN PHASE 1 AND PHASE 2 WILL NOT BE REDUCED BELOW $12,000,000 (A MINIMUM PURCHASE PRICE OF $6,000,000 FOR PHASE 1 AND A MINIMUM PURCHASE PRICE OF $6,000,000 FOR PHASE 2).

      o Buyer may complete Phase 1 and elect not to purchase the remaining land in Phase 2. IN THAT CASE, THE MINIMUM PURCHASE PRICE IS $6,000,000. Buyer would also be required to pay the Corporation a $125,000 termination fee.

      o If Phase 1 and/or Phase 2 are completed, the Corporation may also receive additional payments from Buyer based on a portion of the Profits (as defined in the Agreement of Sale), if any, earned by Buyer above specified thresholds for selling completed homes and otherwise completing its contemplated development.

      Completion of the land sale depends on a number of conditions being satisfied. These include:

      o     Buyer must  receive  extensive  approvals  from New Jersey state and
            local   entities,   and  the  land  must  be  rezoned   for  Buyer's
            contemplated residential use.

      o Stockholders of the Corporation representing two-thirds of the outstanding shares of Common Stock must vote in favor of the Land Sale Proposal (the "Voting Condition").

      If the Voting Condition is not satisfied, the Corporation and Buyer will each have the right to terminate the Agreement of Sale. The Agreement of Sale contains additional termination rights, including:

      o If the Voting Condition is satisfied, Buyer will have 90 days to conduct an investigation relating to the land. During this 90 day period, if Buyer is not satisfied with the results of its investigation, it may terminate the Agreement of Sale.

      o The Corporation and Buyer can each terminate the Agreement of Sale if the land is not rezoned for Buyer's contemplated residential use.

      o     Buyer  can   terminate  the  Agreement  of  Sale  if  the  necessary
            regulatory approvals are received for fewer than 130 homes.

      The Agreement of Sale provides that if Buyer does not obtain all necessary regulatory approvals within 24 months after satisfaction of the Voting Condition, the Corporation will grant to Buyer, at Buyer's request, a maximum of 12 extensions, each for a period of six months, and Buyer will make payments to the Corporation ranging from $25,000 to $400,000 per extension (depending on the timing of the extension). In addition, commencing June 1, 2005 and terminating upon the sale of the land included in Phase 1, Buyer will pay to the Corporation each year the amount of $125,000 (less certain of the extension payments), in consideration of the Corporation's carrying costs of the land for the prior year.

      UNDER THE AGREEMENT OF SALE, BUYER HAS A MAXIMUM OF EIGHT YEARS FROM SATISFACTION OF THE VOTING CONDITION TO RECEIVE THE NECESSARY REGULATORY
APPROVALS. THE CORPORATION BELIEVES THAT EIGHT YEARS WOULD BE AN UNLIKELY DURATION FOR THE REGULATORY PROCESS, BUT CANNOT GIVE ANY ASSURANCES THAT THE LAND SALE WILL BE COMPLETED OR (IF THE SALE IS COMPLETED) THE TIMING THEREOF. IF THE LAND SALE IS COMPLETED, THE NUMBER OF MARKET RATE RESIDENTIAL UNITS APPROVED BY THE REGULATORY AUTHORITIES, THE PROFITABILITY OF BUYER'S DEVELOPMENT PROJECT, AND WHETHER BUYER PURCHASES THE LAND INCLUDED IN PHASE 1 AND PHASE 2 (OR SOLELY PHASE 1) WILL INFLUENCE THE TOTAL PAYMENTS BY BUYER TO THE CORPORATION, SUBJECT TO THE MINIMUM PURCHASE PRICE DESCRIBED ABOVE.

BOARD RECOMMENDATION; REASONS FOR THE LAND SALE (PAGE __)

      The Corporation's Board of Directors believes that the sale of approximately 68 acres of undeveloped and unused land to Buyer pursuant to the Agreement of Sale is in the best interests of the Corporation and its stockholders. THE BOARD RECOMMENDS THAT THE CORPORATION'S STOCKHOLDERS VOTE "FOR" APPROVAL OF THE LAND SALE PROPOSAL.

      The Corporation has owned the land, which is carried on its books at approximately $500,000, since 1979. The land is not used, and is not needed for use, in the Corporation's business. For many years, the Corporation's Board of Directors and management have explored and have sought to pursue possible methods of monetizing this property for the benefit of the Corporation and its stockholders. In 2003, the Corporation retained one of the largest commercial real estate brokerage houses serving the New York - New Jersey region to assist in these efforts and, after considering expressions of interest from several potential buyers, the Board instructed management to commence negotiations with Buyer. On December 29, 2004, the Corporation and Buyer entered into the Agreement of Sale.

      In approving the Agreement of Sale, the Board of Directors considered, among other factors it deemed relevant, the purchase price for the land (including the minimum purchase price) and the other terms of the Agreement of Sale; Hovnanian Enterprises, Inc.'s reputation as a residential real estate developer including its ability to deal with the complex regulatory requirements applicable to real estate projects of this nature; the advice of the
Corporation's legal and real estate advisors; the nature of the proposed development; the Corporation's knowledge of the community in which the land is located; and the efforts previously made by the Corporation to monetize the land. The Board also took into account, among other things, the undeveloped condition of the land and the fact that the Corporation is not a real estate developer. The Board concluded that a transaction structure which contemplates the development of the land by a third party (without any financial investment by the Corporation in the development project), while involving uncertainties as to timing and completion and other risks outside the Corporation's control, would provide an opportunity for the Corporation to realize value from the land that would otherwise not be available to it.

USE OF PROCEEDS (PAGE __)

      The Corporation has not made a determination as to the use of proceeds from the land sale, if completed.

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS (PAGE __)

      As of December 29, 2004, the directors and executive officers of the Corporation beneficially owed 603,049 shares of Common Stock (including 37,000 shares issuable upon exercise of stock options), representing approximately 43.55% of the Common Stock as of that date. The Corporation expects that its directors and executive officers will vote all their issued and outstanding Common Stock as of the record date in favor of the Land Sale Proposal.

DISSENTERS' RIGHTS OF APPRAISAL (PAGE __)

      If the proposed land sale is completed and the transaction were to be deemed to constitute a sale of "all or substantially all" of the Corporation's assets under New York law, holders of the Corporation's Common Stock would be entitled to certain dissenters' rights upon compliance with procedures prescribed by New York law. The Corporation does not believe that the proposed sale of the land to Buyer, if completed, would constitute a sale of "all or substantially all" of the Corporation's assets under New York law. If a stockholder were to attempt to exercise dissenters' rights in connection with the land sale, the Corporation reserves the right to challenge such exercise.

QUESTIONS

      If you have additional questions about the land sale or other matters discussed in this proxy statement after reading this proxy statement, you should contact:

                  The Dewey Electronics Corporation
                  27 Muller Road
                  Oakland, New Jersey 07436
                  Attention: Investor Relations
                  201-337-4700

                        THE DEWEY ELECTRONICS CORPORATION

                     ---------------------------------------

                                 PROXY STATEMENT


      This proxy statement is furnished to the stockholders of The Dewey Electronics Corporation (hereinafter referred to as the "Corporation") in connection with the solicitation of proxies for the annual meeting of stockholders to be held on March 8, 2005. The mailing address of the Corporation's executive offices is 27 Muller Road, Oakland, New Jersey 07436, and its telephone number is (201) 337-4700. The Corporation plans to commence the mailing of this proxy statement to stockholders on or about February __, 2005.

      The enclosed proxy is solicited by the management of the Corporation. A person giving the proxy has the power to revoke it at any time before its exercise by notice to such effect delivered to the Secretary of the Corporation.

      The Corporation will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of the mails, proxies may be solicited by personal interviews, by telephone or by electronic means. No additional compensation will be paid to the Corporation's directors, officers or other employees for such services. Regan & Associates, Inc. has been retained by the Corporation to assist in the solicitation of proxies for $5,000, plus reasonable out-of-pocket expenses.

      IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

      WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                  VOTING SECURITIES OUTSTANDING; VOTES REQUIRED

      Shares of Common Stock, 1,359,531 of which were outstanding as of the close of business on December 29, 2004, are the only voting securities of the Corporation and are entitled to one vote per share. Only holders of Common Stock of record at the close of business on January 25, 2005, will be entitled to vote at the annual meeting of stockholders.

      The affirmative vote of two-thirds of the total outstanding shares entitled to vote at the annual meeting is required to approve the Land Sale Proposal. A plurality of the votes cast by the stockholders entitled to vote at the annual meeting is required to elect the director nominees, and a majority of the votes cast by the stockholders entitled to vote at the annual meeting is required to take any other action.

      For purposes of determining whether the Land Sale Proposal has received the required vote, abstentions and "broker non-votes" will be included in the vote totals and will have the same effect as negative votes. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. IF YOUR SHARES ARE HELD IN STREET NAME, PLEASE FOLLOW THE DIRECTIONS PROVIDED BY YOUR BROKER REGARDING HOW TO INSTRUCT YOUR BROKER TO VOTE YOUR SHARES. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

      In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the annual meeting, the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the annual meeting. Shares that abstain or for which the authority to vote is withheld on certain matters will be treated as present for quorum purposes on all matters. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding ownership of the Corporation's Common Stock, as of December 29, 2004 (except as otherwise noted), by: (i) each person who is known by the Corporation to own beneficially more than five percent of the Corporation's Common Stock, (ii) each of the
Corporation's directors and nominees for director, (iii) each of the Corporation's executive officers for whom information is provided in the "Summary Compensation Table" below, and (iv) all executive officers and directors as a group. The information presented in the table is based upon certain filings with the Securities and Exchange Commission by such persons, as indicated in the notes to the table below, or upon information otherwise provided by such persons to the Corporation. According to such filings or other information, such persons have sole voting and investment power with respect to shares reported as beneficially owned (except as indicated in the notes to the table below).

      The address of each person who is a director or officer of the Corporation is 27 Muller Road, Oakland, New Jersey 07436.


Name of Beneficial Owner                   Number of Shares       % of the
                                          Beneficially owned    Common Stock
---------------------------------------- --------------------- --------------
Frances D. Dewey                                  474,383  (1)     34.89%
---------------------------------------- --------------------- --------------
Asset Value Fund Limited Partnership              135,000  (2)      9.93%
376 Main Street, P.O. Box 74
Bedminster, New Jersey 07921
---------------------------------------- --------------------- --------------
Alexander A. Cameron                               12,649              *
---------------------------------------- --------------------- --------------
John H.D. Dewey                                    69,317  (3)      5.05%
---------------------------------------- --------------------- --------------
LTG. James M. Link (USA Retired)                       --             --
---------------------------------------- --------------------- --------------
Nathaniel Roberts                                   1,475              *
---------------------------------------- --------------------- --------------
Edward Proskey                                     15,010  (4)      1.10%
---------------------------------------- --------------------- --------------
Thom A. Velto                                      15,715  (4)      1.15%
---------------------------------------- --------------------- --------------
All Directors and Executive Officers              603,049  (5)     43.55%
as a Group (8 persons)
---------------------------------------- --------------------- --------------

* Less than 1%.

(1) Does not include any shares of Common Stock beneficially owned by Mrs. Dewey's son, John H.D. Dewey. Mrs. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by John H.D. Dewey.

(2) Based upon a Form 4 dated August 6, 2004 filed with the Securities and Exchange Commission.

(3) Includes 27,258 shares of Common Stock owned of record by a trust for the benefit of a daughter of Frances D. Dewey, of which John H.D. Dewey (Mrs. Dewey's son) is the sole trustee. Does not include any shares of Common Stock beneficially owned by Mrs. Dewey. Mr. Dewey disclaims any beneficial interest in the shares of Common Stock beneficially owned by Mrs. Dewey. Also includes 12,000 shares issuable upon exercise of stock options granted under the Corporation's 1998 Stock Option Plan.

(4) Includes 5,000 shares issuable upon exercise of stock options granted under the Corporation's 1998 Stock Option Plan.

(5)   Includes 37,000 shares issuable upon exercise of stock options.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      At the annual meeting of stockholders, five directors are to be elected, to serve for the ensuing year and until their respective successors are elected and qualify. The shares represented by the accompanying proxy will be voted for the re-election of Alexander A. Cameron, Frances D. Dewey, John H.D. Dewey, LTG James M. Link (USA Ret) and Nathaniel Roberts, unless a contrary specification is made. If any such nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the accompanying proxy may be voted for such other person as may be determined by the holders of such proxies, or the Board of Directors may elect to reduce the number of directors. In the coming year, the Board anticipates that it will consider the possibility of expanding the size of the Board.

      Directors are elected by a plurality of the votes cast. Votes withheld, and abstentions and broker non-votes, will not have the effect of votes cast either in favor of or in opposition to a nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

      The following table sets forth the name of each nominee for election to the Board of Directors, his or her age, principal occupation during the past five years and the name and principal business of any corporation or organization in which such occupation is carried on, and the period during which he or she has served as director. John H.D. Dewey is a son of Frances D. Dewey.

------------------------ ----- ---------------------------------------------------------- ----------

        NAME              AGE          PRINCIPAL OCCUPATION DURING PAST FIVE YEARS         DIRECTOR
                                   OTHER DIRECTORSHIPS AND POSITIONS WITH CORPORATION       SINCE

Alexander A. Cameron       84   President, Key Research and Market Development, Inc.         1964
                                Business Consultants

Frances D. Dewey           78   Director of the Corporation (Chairperson of the Board        1955
                                since June 14, 2002)
                                Secretary of the Corporation


John H.D. Dewey            39   President and Chief Executive Officer of the Corporation     1999
                                (since  December  4,  2002;  Acting  Chief
                                Executive Officer from June 14, 2002 until
                                December 4, 2002)

                                Management Consultant (until June 14, 2002)
                                President, Monastery Graphics, Inc.
                                Information Technology Consulting

LTG James M. Link (USA     62   President                                                    2001
Retired)                        Director (since July 21, 2001)
                                Teledyne Brown Engineering
                                Systems Engineering

Nathaniel Roberts          38   General Manager                                              1999
                                Callery-Judge Grove
                                Citrus Suppliers
------------------------ ------ --------------------------------------------------------------------

      During the Corporation's last fiscal year ended June 30, 2004, the Board of Directors held four meetings. Each incumbent director attended all meetings.

      The Corporation's current policy regarding compensation of directors is to pay $4,000 per annum plus $400 for each Board meeting attended. No payments for services as a director during fiscal year 2004 were made to John H.D. Dewey (who received compensation as an officer of the Corporation). Annual compensation of $25,000 was paid to Frances D. Dewey as Chairperson of the Board, in lieu of the directors fees described above. In December 2001, stockholders approved a Stock Option Plan for Non-Employee Directors under which options exercisable for a total of 50,000 shares of Common Stock may be granted. To date, no options have been granted under this plan, which is administered by the Board.

      The Board has a Stock Option Committee which is composed of Messrs. Cameron and Roberts. The Committee administers the 1998 Stock Option Plan of the

Corporation. One meeting was held during the last fiscal year; all members attended. The Board also has an Executive Compensation Committee composed of Messrs. Roberts and Cameron. The Committee administers executive compensation and held one meeting during the last fiscal year; all members attended the meeting.

      The Board also has a Business Development Committee composed of John H.D. Dewey and General Link. During the last fiscal year, General Link received $24,000 for serving on this Committee. No payments for serving on this Committee were made to John H.D. Dewey (who received compensation as an officer of the Corporation).

      The Board does not have a nominating committee or an audit committee.

EXECUTIVE OFFICERS

      In addition to John H. D. Dewey (see "Information Concerning Directors and Nominees" above), the Corporation's executive officers are: Thom A. Velto, age 54, who has been Treasurer of the Corporation since February 1990; Edward L. Proskey, age 48, who was elected Vice President, Operations of the Corporation in June 1994 (this title was changed to Senior Vice President, Operations in June 2003); and Francis DeLorenzo, age 44, who was elected Vice President, Business Development and Marketing on June 3, 2000 (this title was changed to Vice President, Government Programs in June 2003). Prior to such election, Mr. DeLorenzo had been employed by the Corporation since 1991 in various program management capacities.

SUMMARY COMPENSATION TABLE

      The following table sets forth the aggregate compensation paid by the Corporation during the Corporation's last three fiscal years to (1) the chief executive officer of the Corporation and (2) the other executive officers of the Corporation whose aggregate of salary and bonus compensation for the fiscal year ended June 30, 2004 exceeded $100,000.

Name and Principal Position         Fiscal           Salary          Bonus      Securities Underlying
                                  Year Ended                                      Options/SARs (#)

John H.D. Dewey,                June 30, 2004       $128,461        $15,000              --
  President and Chief           June 30, 2003       $120,000          --               12,000
  Executive Officer (1)         June 30, 2002       $ 4,615           --                 --


Edward L. Proskey               June 30, 2004       $96,812         $10,000              --
  Senior Vice President,        June 30, 2003       $88,866         $10,000             3,000
  Operations                    June 30, 2002       $86,284         $34,250              --


Thom A. Velto                   June 30, 2004       $104,130        $8,000               --
  Treasurer                     June 30, 2003       $99,109         $10,000             3,000
                                June 30, 2002       $96,223         $30,000              --

(1) John H. D. Dewey was appointed Acting Chief Executive Officer of the Corporation on June 14, 2002 at an annual salary of $120,000. On December 4, 2002, Mr. Dewey was elected President and Chief Executive Officer of the

Corporation. In addition to the salary set forth in the table above, Mr. Dewey received payments under the Corporation's policy regarding compensation of directors for the following fiscal years: 2004 -- $0. 2003 -- $0. 2002 -- $6,000. Pursuant to an advisory agreement entered into in 2001, and terminated in 2002 when Mr. Dewey became an employee of the Corporation, the Corporation made payments to Monastery Graphics, Inc., a management and information technology consulting company of which Mr. Dewey is President, in the following amounts: 2004 -- $0. 2003-- $0. 2002 -- $44,625. Since becoming an employee of the Corporation, Mr. Dewey has not played an active role in Monastery Graphics' business.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

      None of the executive officers of the Corporation for whom information is provided in the "Summary Compensation Table" above exercised any stock options during the Corporation's fiscal year ended June 30, 2004. The following table sets forth, for each such executive officer, (1) the total number of securities underlying unexercised options as of the end of the Corporation's last fiscal year (June 30, 2004) and (2) the value of unexercised, in-the-money options as of the end of the Corporation's last fiscal year.


                        Number of Securities Underlying         Value of Unexercised
                              Unexercised Options               In-the-Money Options
NAME                         AT FISCAL YEAR END (#)            AT FISCAL YEAR END ($)
----                         ----------------------            ----------------------

                         EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                         -----------     -------------     -----------     -------------

John H.D. Dewey             6,000            6,000             --               --

Edward L. Proskey           3,500            1,500           $3,750             --

Thom A. Velto               3,500            1,500           $3,750             --



OPTION GRANTS IN LAST FISCAL YEAR

      The Corporation did not grant any stock options to its executive officers during the fiscal year ended June 30, 2004.

RETIREMENT BENEFITS

      The Corporation has a non-contributory pension plan for all active employees, under which, in general, employees with 25 or more years of service can receive 20% of their average monthly earnings (based on earnings during the five years preceding retirement) up to a specified maximum of $850 per month for life assuming normal retirement at age 65 and vested employees with lesser service receive lesser amounts. Upon the employee's death, 50% of the monthly benefit is payable to the employee's spouse for life. Mrs. Dewey receives survivor's benefits of $602 per month but does not otherwise participate in the pension plan. The Corporation's executive officers will receive the monthly maximum amount of $850 at retirement, based upon current compensation levels and assuming normal retirement at age 65.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 1988, Gordon C. Dewey, the Corporation's co-founder, lent the Corporation a total of $200,000. The loans, which are unsecured, provide for the payment of interest at the fixed rate of 9%. The loans are repayable upon demand by Frances D. Dewey, his widow, but are subordinate to the Corporation's term loan with Sovereign Bank, its principal lender.

INSURANCE ARRANGEMENTS

      The Corporation has insurance coverage under which its directors and officers (as well as the Corporation) are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such directors and officers. The Corporation pays all premiums to the insurer, the Federal Insurance Company of the Chubb Group of Insurance Companies.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      For the fiscal year ended June 30, 2004, based solely on a review of copies of reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its executive officers and directors were complied with. With respect to holders of more than 10 percent of the Corporation's Common Stock as of June 30, 2004, the Corporation does not have any information regarding the
Section 16(a) beneficial ownership reporting compliance of Mr. Paul Koether, other than his filings with the Securities and Exchange Commission (which do not include a Form 5).

CERTAIN CORPORATE GOVERNANCE MATTERS

      CODE OF BUSINESS CONDUCT AND ETHICS. The Corporation has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees. A copy of the code is available, free of charge, upon written request to the Corporate Secretary, The Dewey Electronics Corporation, at the Corporation's executive offices. Any substantive amendments to the code and any grant of a waiver from a provision of the code requiring disclosure under applicable SEC rules will be disclosed in a report on Form 8-K.

      STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS. The Corporation's Board of Directors has adopted the following policy by which stockholders may communicate with the Board or with individual directors or Board committees. The communication should be in writing, addressed to the Board or applicable committee or directors, c/o Corporate Secretary, The Dewey Electronics Corporation, at the Corporation's executive offices. The Corporate Secretary will review all such correspondence received and will periodically, at least quarterly, forward to the applicable directors a summary of all such correspondence together with copies of correspondence that the Corporate Secretary believes should be seen in its entirety. Correspondence or summaries will be forwarded to the applicable directors on an expedited basis where the Corporate Secretary deems it appropriate. Communications raising concerns related to the Corporation's accounting, internal controls, or auditing matters will be immediately brought to the attention of those members of the Board of Directors who are responsible for the oversight of the Corporation's accounting and financial reporting practices (currently, the entire Board of Directors).

      Directors may at any time review a log of correspondence received by the Corporation that is addressed to the director (or to the full Board or a Board committee on which he or she serves) and may request copies of any such correspondence.

      The Corporation believes that it is important for directors to directly hear concerns expressed by stockholders. Accordingly, it is the Corporation's policy that Board members are expected to attend the Annual Meeting of Stockholders absent a compelling commitment that prevents such attendance. All of the members of the Board of Directors at the time of the 2004 Annual Meeting attended such meeting.

      DIRECTOR NOMINATIONS. The candidates for election as directors at the annual meeting have been nominated by the Board. The Corporation does not have a nominating committee; the Board believes that it is desirable for such decisions to be made by the entire Board. Recently implemented SEC rules require that the Corporation disclose whether members of the Board of Directors who are responsible for the nominating function are "independent", as that term is defined in stock exchange or Nasdaq rules. Although the Corporation's shares do not trade on Nasdaq, if the Nasdaq definition of "independence" were to apply, Alexander A. Cameron, LTG James M. Link and Nathaniel Roberts would be "independent" directors for these purposes and John H.D. Dewey and Frances D. Dewey would not be "independent" directors for these purposes.

      In evaluating director candidates for purposes of recommending director candidates to the Board, the Board will consider the following factors: the candidate's moral character and personal integrity; whether the candidate has expertise and experience relevant to the Corporation's business; whether the candidate's expertise and experience complements the expertise and experience of the other directors; whether the candidate would be independent of any particular constituency and able to represent the interests of all stockholders of the Corporation; the congeniality of the candidate with the other directors; whether the candidate would have sufficient time available to devote to Board activities; and any other factors deemed relevant by the Board.

      The Board will consider director candidates recommended by stockholders of the Corporation. Stockholders may recommend an individual for consideration by submitting to the Board the name of the individual, his or her background
(including education and employment history), a statement of the particular skills and expertise that the candidate would bring to the Board, the name, address and number of shares of the Corporation beneficially owned by the stockholder submitting the recommendation, any relationship or interest between such stockholder and the proposed candidate, and any additional information that would be required under applicable SEC rules to be included in the Corporation's proxy statement if such proposed candidate were to be nominated as a director.

      Such  submissions  should  be  addressed  to the  Board of  Directors  c/o
Corporate Secretary, at the Corporation's executive offices. In order for a candidate to be considered for any annual meeting, the submission must be received by the Corporation no later than the May 15 preceding such annual meeting. The Corporation anticipates that its next annual meting will be held in December 2005 (the month when it has typically held its annual meetings).

      The Board will evaluate the biographical information and background material relating to each potential candidate and may seek additional information from the submitting stockholder, the potential candidate, and/or other sources. The Board may hold interviews with selected candidates.
Individuals recommended by stockholders will be considered under the same factors as individuals recommended by other sources.

      "AUDIT COMMITTEE FINANCIAL EXPERT." The Corporation does not have an "audit committee financial expert" serving on its Board of Directors, as that term is defined by SEC rules. The Board believes that the directors collectively have sufficient knowledge of financial and auditing matters to effectively
oversee  the  Corporation's   accounting  and  financial  reporting   practices.
Furthermore, the Board has the power to engage experts or consultants as it deems appropriate to carry out its responsibilities.

                                 PROPOSAL NO. 2


                       SALE OF UNDEVELOPED AND UNUSED LAND


GENERAL

      Stockholders are being asked to vote to approve the sale of approximately 68 acres of undeveloped and unused land (the "Land") owned by the Corporation in Oakland, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. ("Buyer"), pursuant to the Agreement of Sale dated December 29, 2004 (the "Agreement of Sale") between the Corporation and Buyer (the "Land Sale Proposal"). The Land, created during the construction of Route 287 by the New Jersey Department of Transportation, is adjacent to the Corporation's executive offices and manufacturing operations and an interchange of Interstate Route 287.

      The Corporation (1) produces electronic and electromechanical systems for the Armed Forces of the United States and (2) designs, manufactures and markets advanced, sophisticated snowmaking equipment. Buyer, a New Jersey limited liability company, is a wholly-owned subsidiary of Hovnanian Enterprises, Inc., a large residential real estate developer and homebuilder with projects in New Jersey and other parts of the United States. Buyer's address is 110 Fieldcrest Avenue, CN7825, Edison, New Jersey.

      The Corporation is a New York corporation. Under Section 909 of the New York Business Corporation Law (the "BCL"), the sale by the Corporation of "all or substantially all" of its assets (other than in the usual or regular course of its business) would require approval by the holders of at least two-thirds of the voting power of all outstanding shares of the Corporation's Common Stock. The Corporation does not believe that Section 909 applies to the sale of the Land to Buyer because, among other things, the Land is not used, and is not needed for use, in the Corporation's business, and the transaction would not involve the disposition of any of the Corporation's operating assets, business, income or revenues. However, the New York statute does not define "all or substantially all", and for this reason the Corporation's Board of Directors has determined that it would be prudent to submit to stockholders the proposed sale of the Land to Buyer pursuant to the Agreement of Sale, in order to eliminate any potential uncertainty under Section 909 with respect to this transaction.

      THE LAND SALE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF HOLDERS OF TWO-THIRDS OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE RECORD DATE, JANUARY 25, 2005. IF YOUR SHARES ARE HELD BY A BROKER, YOUR BROKER WILL VOTE YOUR SHARES ONLY IF YOU PROVIDE YOUR BROKER WITH INSTRUCTIONS ON HOW TO

VOTE. AS DESCRIBED  BELOW,  THE AGREEMENT OF SALE PROVIDES THAT IF THE LAND SALE
PROPOSAL  IS  NOT  APPROVED  BY  THE  CORPORATION'S  STOCKHOLDERS,   EITHER  THE
CORPORATION OR BUYER MAY TERMINATE THE AGREEMENT OF SALE.

      The following is a description of the material terms of the proposed Land sale, including the Board's reasons for entering into the Agreement of Sale with Buyer. The summary of the Agreement of Sale is not complete and is qualified in its entirety by reference to the copy of the Agreement of Sale included with this proxy statement as Appendix A. You should carefully read this proxy statement, including the Agreement of Sale, for a complete understanding of the terms of the proposed Land sale.

AGREEMENT OF SALE

         PURCHASE PRICE; SALE IN TWO PHASES. Buyer has agreed to pay a purchase price of $18,185,442 for the Land, subject to increase or decrease depending upon the quantity and profitability of the homes Buyer constructs on the property. The Land would be sold in two phases, "Phase 1" and "Phase 2".

      o The purchase price of $18,185,442 is based upon 174 market rate residential units, as follows:

            o PHASE 1: 78 market rate townhomes multiplied by $111,079, for a total of $8,664,162. If Buyer obtains the necessary regulatory approvals for fewer than 78 market rate townhomes, then the Phase 1 price would be reduced and would equal the number of homes that are approved multiplied by $111,079.

            o PHASE 2: 96 active adult multifamily garden-type homes multiplied by $99,180, for a total of $9,521,280. If Buyer obtains the necessary regulatory approvals for fewer than 96 active adult multifamily garden-type homes, then the Phase 2 price would be reduced and would equal the number of homes that are approved multiplied by $99,180.

      o THE PURCHASE PRICE FOR THE LAND INCLUDED IN PHASE 1 AND PHASE 2 WILL NOT BE REDUCED BELOW $12,000,000 (A MINIMUM PURCHASE PRICE OF $6,000,000 FOR PHASE 1 AND A MINIMUM PURCHASE PRICE OF $6,000,000 FOR PHASE 2).

            o EXAMPLE - PHASE 1: By way of illustration only, if there are 40 townhomes in Phase 1, the Phase 1 purchase price would be $6,000,000 rather than the "per home" purchase price of $4,443,160 (determined by multiplying 40 homes by $111,079). The difference between the minimum price and the per home price -- $1,556,840 -- would be credited towards the Phase 2 purchase price, provided that the credit may not reduce the total Phase 1 and Phase 2 purchase price to less than $12,000,000.

            o EXAMPLE - PHASE 2: In the above example, if there are 77 active adult homes in Phase 2, the purchase price for Phase 2 would be $6,080,020. It would be determined by multiplying 77 homes by $99,180 (for a total of $7,636,860) and then subtracting the Phase 1 credit of $1,556,840. The total Phase 1 and Phase 2 purchase price would be $12,080,020 ($6,000,000 + $6,080,020). That amount would also be adjusted by an interest factor, as described below.

      o Buyer may complete Phase 1 and elect not to purchase the remaining Land in Phase 2. IN THAT CASE, THE MINIMUM PURCHASE PRICE IS $6,000,000. Buyer would also be required to pay to the Corporation a $125,000 termination fee.

      o If Phase 1 is completed and Buyer does not exercise its election, described above, to terminate the Agreement of Sale without purchasing the remaining Land in Phase 2, the Phase 2 closing would (if all other conditions are satisfied) occur within 24 months after the Phase 1 closing. During the period between the Phase 1 closing and the Phase 2 closing, the $99,180 amount used to calculate the Phase 2 purchase price would increase by an amount equal to six percent simple interest per year, prorated monthly.

      o If Buyer is unable to obtain the necessary regulatory approvals in such a manner that the Land can be subdivided as contemplated by Phase 1 and Phase 2, then, if the Phase 1 sale is completed, (1) the Corporation would convey title to all the Land to Buyer and (2) Buyer would pay the Phase 1 portion of the purchase price along with a non-recourse mortgage and note (the "Mortgage Documents") securing the Phase 2 portion of the purchase price. If the Phase 2 closing did not occur, the Corporation could foreclose on the Mortgage Documents and recover title to the Phase 2 portion of the Land.

      o If Phase 1 and/or Phase 2 are completed, the Corporation may also receive additional payments from Buyer based on a portion of the "Profits" (as defined in the Agreement of Sale), if any, earned by Buyer above specified thresholds for selling completed homes and otherwise completing its contemplated development. Such payments, if applicable, would range from 10% of the Profits in excess of a 10% Profit threshold to Buyer, to 40% of the Profits in excess of a 16% Profit threshold to Buyer.

      CLOSING CONDITIONS. Completion of the Land sale depends on a number of conditions being satisfied. These include:

      o Buyer must receive extensive approvals from New Jersey state and local regulatory authorities ("Regulatory Approvals"), and the Land must be rezoned for Buyer's contemplated residential use. See "Regulatory Approvals" below.

      o Stockholders of the Corporation representing two-thirds of the outstanding shares of Common Stock must vote in favor of the Land Sale Proposal (the "Voting Condition").

      TERMINATION RIGHTS. If the Voting Condition is not satisfied, the Corporation and Buyer will each have the right to terminate the Agreement of Sale. The Agreement of Sale contains additional termination rights, including:

      o If the Voting Condition is satisfied, Buyer will have 90 days to conduct an investigation relating to the Land (the "Investigation Period"). During the Investigation Period, if Buyer is not satisfied with the results of its investigation, it may terminate the Agreement of Sale

      o The Corporation and Buyer can each terminate the Agreement of Sale if the Land is not rezoned for Buyer's contemplated residential use within 24 months after the expiration of the Investigation Period, except that if a rezoning ordinance is recommended by the local planning board within that 24 month period, Buyer may not terminate the Agreement of Sale unless the municipality's governing body fails to adopt the rezoning ordinance within 36 months after the expiration of the Investigation Period.

      o Buyer can terminate the Agreement of Sale if Regulatory Approvals are received for fewer than 130 homes.

      DEPOSIT; EXTENSION PAYMENTS; OPTION PAYMENTS.

      If the Voting Condition is satisfied, Buyer will pay into escrow a $200,000 deposit, to be released to the Corporation over a two year period and credited against the purchase price for the Land, or returned to Buyer, under certain circumstances described in the Agreement of Sale.

      If Buyer does not obtain all Regulatory Approvals within 24 months after satisfaction of the Voting Condition, the Corporation will grant to Buyer, at Buyer's request, a maximum of 12 extensions, each for a period of six months, and Buyer will make the following extension payments to the Corporation. These payments will be nonrefundable (except for the first four payments, which will refundable to Buyer under the same conditions as the $200,000 deposit described above) and will not be credited against the purchase price for the Land.

      o     Extensions 1-4: $25,000 each.

      o     Extensions 5-6: $100,000 each.

      o     Extensions 7-8: $200,000 each.

      o     Extensions 9-10: $300,000 each.

      o     Extensions 11-12: $400,000 each.

      Commencing June 1, 2005 and terminating upon the sale of the Land included in Phase 1, Buyer will make option payments to the Corporation each year in the amount of $125,000 (offset by the payments for Extensions 1-4 described above), in consideration of the Corporation's carrying costs of the Land for the prior year. Option payments will not be refundable to Buyer and will not be credited against the purchase price for the Land.

      OTHER. The Agreement of Sale contains other important information, including representations and warranties of the Corporation and Buyer, remedies in the event of default, and provisions relating to title and environmental matters. Please see Appendix A for the text of the Agreement of Sale.

      UNDER THE AGREEMENT OF SALE, BUYER HAS A MAXIMUM OF EIGHT YEARS FROM SATISFACTION OF THE VOTING CONDITION TO RECEIVE THE NECESSARY REGULATORY
APPROVALS. THE CORPORATION BELIEVES THAT EIGHT YEARS WOULD BE AN UNLIKELY DURATION FOR THE REGULATORY PROCESS, BUT CANNOT GIVE ANY ASSURANCES THAT THE LAND SALE WILL BE COMPLETED OR (IF THE SALE IS COMPLETED) THE TIMING THEREOF. IF THE LAND SALE IS COMPLETED, THE NUMBER OF MARKET RATE RESIDENTIAL UNITS APPROVED BY THE REGULATORY AUTHORITIES, THE PROFITABILITY OF BUYER'S DEVELOPMENT PROJECT, AND WHETHER BUYER PURCHASES THE LAND INCLUDED IN PHASE 1 AND PHASE 2 (OR SOLELY PHASE 1) WILL INFLUENCE THE TOTAL PAYMENTS BY BUYER TO THE CORPORATION, SUBJECT TO THE MINIMUM PURCHASE PRICE DESCRIBED ABOVE.

BOARD RECOMMENDATION; REASONS FOR THE LAND SALE

      The Corporation's Board of Directors believes that the sale of approximately 68 acres of undeveloped and unused Land to Buyer pursuant to the Agreement of Sale is in the best interests of the Corporation and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE LAND SALE PROPOSAL.

      The Corporation has owned the Land, which is carried on its books at approximately $500,000, since 1979. The Land is not used, and is not needed for use, in the Corporation's business. For many years, the Corporation's Board of Directors and management have explored and have sought to pursue possible methods of monetizing this property for the benefit of the Corporation and its stockholders. In 2003, the Corporation retained one of the largest commercial real estate brokerage houses serving the New York - New Jersey region to assist in these efforts and, after considering expressions of interest from several potential buyers, the Board instructed management to commence negotiations with Buyer. Following approval by the Board of Directors, on December 29, 2004, the Corporation and Buyer entered into the Agreement of Sale.

      In approving the Agreement of Sale, the Board of Directors considered, among other factors it deemed relevant, the purchase price for the Land (including the minimum purchase price) and the other terms of the Agreement of Sale; Hovnanian Enterprises, Inc.'s reputation as a residential real estate developer including its ability to deal with the complex regulatory requirements applicable to real estate projects of this nature; the advice of the
Corporation's legal and real estate advisors; the nature of the proposed development; the Corporation's knowledge of the community in which the Land is located; and the efforts previously made by the Corporation to monetize the Land. The Board also took into account, among other things, the undeveloped condition of the Land and the fact that the Corporation is not a real estate developer. The Board concluded that a transaction structure which contemplates the development of the Land by a third party (without any financial investment by the Corporation in the development project), while involving uncertainties as to timing and completion and other risks outside the Corporation's control, would provide an opportunity for the Corporation to realize value from the Land that would otherwise not be available to it.

USE OF PROCEEDS

      The Corporation has not made a determination as to the use of proceeds from the Land sale, if completed.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      If the Land sale is completed, it will not, in and of itself, result in any federal income tax consequences to our stockholders.

REGULATORY APPROVALS

      Completion of the Land sale is dependent on Buyer receiving nonappealable approvals, permits and agreements containing terms and conditions acceptable to Buyer from New Jersey state and local regulatory authorities, including the governing body of Oakland Township, Township Planning and Zoning Boards, New Jersey Department of Environmental Protection, New Jersey Department of Transportation, New Jersey Department of Community Affairs Registration, County Planning Board, Municipal or Regional Sewerage/Utilities Authority and Country Soil Conservation District. Completion of the Land sale is also dependent on

Buyer obtaining a final and nonappealable municipal rezoning of the Land to permit the contemplated residential use.

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

      As of December 29, 2004, the directors and executive officers of the Corporation beneficially owed 603,049 shares of Common Stock (including 37,000 shares issuable upon exercise of stock options), representing approximately 43.55% of the Common Stock as of that date. The Corporation expects that its directors and executive officers will vote all their issued and outstanding Common Stock as of the record date in favor of the Land Sale Proposal.

DISSENTERS' RIGHTS

      If the proposed Land sale is completed and the transaction were to be deemed to constitute a sale of "all or substantially all" of the Corporation's assets under New York law, holders of the Corporation's Common Stock would be entitled to certain dissenters' rights upon compliance with procedures prescribed by the BCL. AS DESCRIBED ABOVE UNDER "GENERAL", THE CORPORATION DOES NOT BELIEVE THAT THE PROPOSED SALE OF THE LAND TO BUYER, IF COMPLETED, WOULD
CONSTITUTE A SALE OF "ALL OR SUBSTANTIALLY ALL" OF THE CORPORATION'S ASSETS UNDER NEW YORK LAW BECAUSE, AMONG OTHER THINGS, THE LAND IS NOT USED, AND IS NOT NEEDED FOR USE, IN THE CORPORATION'S BUSINESS, AND THE TRANSACTION WOULD NOT INVOLVE THE DISPOSITION OF ANY OF THE CORPORATION'S OPERATING ASSETS, BUSINESS, INCOME OR REVENUES. ACCORDINGLY, IF A STOCKHOLDER WERE TO ATTEMPT TO EXERCISE DISSENTERS' RIGHTS IN CONNECTION WITH THE LAND SALE, THE CORPORATION RESERVES THE RIGHT TO CHALLENGE SUCH EXERCISE.

      Stockholders who want to invoke dissenters' rights, if these rights were determined to be applicable to the Land sale, should follow the procedures described below. The following description is not complete and is qualified in its entirety by reference to the text of Section 623 of the BCL included as Appendix B to this proxy statement. The Corporation urges stockholders to read these requirements and follow the procedures precisely as failure to follow all of the steps required by Section 623 would result in the loss of dissenters' rights, if otherwise applicable.

      If the Land sale is completed and the transaction were to be deemed to constitute a sale of "all or substantially all" of the Corporation's assets under New York law, the BCL would afford stockholders who dissent from the transaction the right to obtain payment of the "fair value" of their shares as determined by a court. A dissenting stockholder must exercise such rights with respect to all shares of the Corporation's Common Stock that are owned of record and beneficially by the stockholder. A nominee or fiduciary who holds shares of record for a beneficial owner may not dissent on behalf of the beneficial owner with respect to less than all shares held on behalf of the beneficial owner.

      To assert dissenters' rights, a stockholder must:

      o file with the Corporation, prior to or at the annual meeting and before the vote on the Land Sale Proposal, a written objection to the Land sale (and not withdraw the objection before the vote); and

      o     not vote in favor of the Land Sale Proposal.

      The written objection sent by the dissenting stockholder must comply with the requirements of Section 623 of the BCL. MERELY VOTING AGAINST THE LAND SALE PROPOSAL WILL NOT SATISFY THE REQUIREMENTS FOR A WRITTEN DEMAND FOR THE PAYMENT OF FAIR VALUE OF A STOCKHOLDER'S SHARES OR THE OTHER ACTIONS SPECIFIED IN
SECTION 623 OF THE BCL TO PERFECT SUCH DISSENTERS' RIGHTS. THE WRITTEN DEMAND MUST BE IN ADDITION TO AND SEPARATE FROM ANY PROXY OR VOTE AGAINST THE LAND SALE PROPOSAL.

      Within 10 days after the vote of stockholders approving the Land sale, the Corporation must give written notice of such authorization by registered mail to each dissenting stockholder who filed written objection and who did not vote in favor of the Land Sale Proposal. If the Land sale is completed and the transaction were to be deemed to constitute a sale of "all or substantially all" of the Corporation's assets under New York law, each dissenting stockholder who dissents in the manner set forth above will cease to have any rights as a stockholder, except the right to be paid the fair value of such dissenting stockholder's shares of the Corporation's Common Stock and any other rights under Section 623 of the BCL.

      At the time of filing the written notice of election to dissent or within a month thereafter, a dissenting stockholder must submit all of the certificates representing the stockholder's shares to the Corporation or its transfer agent. The Corporation (or the Corporation's transfer agent) will then note thereon that a written notice of election to dissent has been filed in respect of such shares and will then return them to the dissenting stockholder. Any dissenting stockholder who fails to submit certificates representing shares of the Corporation's Common Stock for such notation will, if the Corporation, at its option, so notifies such dissenting stockholder in writing within 45 days after the date that the written notice of election to dissent was filed, lose such stockholder's dissenters' rights (unless the New York Supreme Court, for good cause shown, otherwise directs).

      Within 90 days  after  stockholder  approval  of the Land  Sale  Proposal,
Section 623 requires that the Corporation send by registered mail to each dissenting stockholder who has filed a notice of election, a written offer to pay for the dissenting stockholder's shares, upon completion of the Land sale, at a specified price which the Corporation considers to be the shares' "fair value" together with a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. The dissenting stockholder has 30 days to accept this written offer.

      If the Corporation fails to make an offer to the dissenting stockholder (or the Corporation makes an offer and the dissenting stockholder fails to accept it) as provided above, the Corporation has 20 days to institute a proceeding in New York Supreme Court to determine the rights of dissenting stockholders and to fix the fair value of the Corporation's shares. If the Corporation does not institute such a proceeding, any dissenting stockholder may do so, but if the proceeding is not instituted by any dissenting stockholder within 30 days after such 20 day period expires, all dissenters' rights would be extinguished unless the New York Supreme Court, by good cause shown, otherwise directs. In any such court proceeding, each party will bear its own costs and expenses, unless the court otherwise determines. If the court were to determine that a dissenting stockholder is entitled to payment for such stockholder's shares if the Land sale is completed, it will fix the value based on the fair value of the Corporation's Common Stock as of the close of business on the day prior to the annual meeting and will consider the nature of the Land sale transaction and its effects on the Corporation and its stockholders, the concepts and methods then customary in relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors.

      As discussed above, the Corporation does not believe that dissenters' rights apply to the proposed Land sale and reserves the right to challenge any attempted exercise of dissenters' rights on that basis. Even if the New York Supreme Court, in a proceeding described above, were to determine that dissenters' rights are applicable, no dissenting stockholder would be entitled to any payment from the Corporation prior to the consummation of the transaction constituting the sale of "all or substantially all" of the Corporation's assets. The Corporation cannot give any assurances that the Land sale will be completed or (if the sale is completed) the timing thereof. See "Agreement of Sale" above for information with respect to the terms and conditions of the proposed sale. In view of the complexity of the provisions of the appraisal statute, the Corporation recommends that stockholders who are considering dissenting from the Land Sale Proposal under Section 623 of the BCL consult their legal advisors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      The principal accountant selected by the Board of Directors for the Corporation's current fiscal year is Deloitte & Touche LLP. It is expected that a representative of Deloitte & Touche LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

FEES

      AUDIT FEES. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered to the Corporation for the audit of the Corporation's annual financial statements for the fiscal year ended June 30, 2004 and reviews of the financial statements included in the Corporation's Forms 10-Q for such year were $68,900. Such fees for the fiscal year ended June 30, 2003 were $59,838.

      TAX FEES. The aggregate fees billed by Deloitte & Touche LLP for tax services rendered to the Corporation during the fiscal year ended June 30, 2004 were $3,470. Such services consisted of research for tax planning. There were no such fees for the fiscal year ended June 30, 2003.

      AUDIT-RELATED FEES; ALL OTHER FEES. Deloitte & Touche LLP did not render any other services to the Corporation for the fiscal years ended June 30, 2004 and June 30, 2003.

AUDIT REPORT

      The Board does not have an audit committee. The Board as a whole is responsible for the oversight of the Corporation's accounting and financial reporting practices. Management is responsible for preparing the Corporation's financial statements and the independent auditors are responsible for auditing those statements.

      In discharging its oversight responsibility, the Board (1) reviewed and discussed the audited financial statements of the Corporation at and for the fiscal year ended June 30, 2004 with management, (2) received from the independent auditors in writing the matters required to be communicated by Statement on Auditing Standards No. 61, (3) received the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1 and (4) discussed with the independent auditors the matters referred to in Statement on Auditing Standards No. 61 and the auditors' independence from the Corporation.

      Based on the reviews and discussions referred to above, the Board included the Corporation's audited financial statements in the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.


Submitted by the Board of Directors,

Alexander A. Cameron
Frances D. Dewey
John H.D. Dewey
LTG James M. Link (USA Ret)
Nathaniel Roberts

                              STOCKHOLDER PROPOSALS

      Under Securities and Exchange Commission rules, if a stockholder wants to submit a proposal for inclusion in the Corporation's proxy statement relating to an annual meeting of stockholders, the proposal normally must be received at the Corporation's executive offices not less than 120 calendar days before the anniversary of the date of the Corporation's proxy statement relating to the previous year's annual meeting. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline for receiving stockholder proposals is "a reasonable time" before the Corporation mails its proxy materials for the meeting. The
Corporation anticipates that its next annual meeting will be held in December 2005 (the month when it has typically held its annual meetings), which is more than 30 days prior to the anniversary date of the March 8, 2005 annual meeting. For purposes of these rules and assuming the next annual meeting will be held in December 2005, if a stockholder proposal relating to the next annual meeting is received by the Corporation by July 3, 2005, the Corporation will treat the proposal as having been received a reasonable time before the Corporation mails its proxy materials for such meeting.

      Under Securities and Exchange Commission rules, the persons named as proxies in the Corporation's form of proxy for an annual meeting of stockholders are normally entitled to exercise their discretionary voting power with respect to any stockholder proposal received by the Corporation less than 45 days before the anniversary of the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting. However, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then such discretionary authority may be exercised if the proposal has not been received "a reasonable time" before the Corporation mails its proxy materials for the meeting. For purposes of these rules and assuming the next annual meeting will be held in December 2005, if a stockholder proposal relating to the next annual meeting is received by the Corporation after September 16, 2005, the Corporation will treat the proposal as not having been received a reasonable time before the Corporation mails its proxy materials for such meeting.

                             DISCRETIONARY AUTHORITY

         While the notice of annual meeting of stockholders calls for transaction of such other business as may come before the meeting, management has no knowledge of any matters to be presented for action by the stockholders other than as set forth above. The accompanying form of proxy gives discretionary authority, however, in the event that any additional matters should be presented.

                       By Order of the Board of Directors

                                FRANCES D. DEWEY

                                    SECRETARY

February __, 2005

                                   APPENDIX A








                                AGREEMENT OF SALE


                                     BETWEEN


                         DEWEY ELECTRONICS CORPORATION,
                                   AS "SELLER"


                                      -AND-


                 K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.,
                                   AS "BUYER"


                             FOR PREMISES LOCATED IN

                         OAKLAND BOROUGH, BERGEN COUNTY
                                   NEW JERSEY


                                    - DATED -


                                DECEMBER 29, 2004

                                TABLE OF CONTENTS

                                                                            PAGE

1.    PREMISES/PHASED PURCHASE.................................................1

2.    PURCHASE PRICE/CLOSING...................................................1

3.    INVESTIGATION PERIOD.....................................................6

4.    DEPOSIT/ADDITIONAL DEPOSITS/OPTION PAYMENTS..............................7

5.    GOVERNMENTAL APPROVALS CONTINGENCY.......................................9

6.    TITLE AND SURVEY INVESTIGATION..........................................12

7.    ENVIRONMENTAL MATTERS...................................................13

8.    EMINENT DOMAIN..........................................................15

9.    DEFAULTS................................................................15

10.      REAL ESTATE COMMISSION...............................................16

11.      NEW JERSEY LAW.......................................................16

12.      POSSESSION ON CLOSING/RISK OF LOSS...................................16

13.      TAXES, ADJUSTMENTS AND INCIDENTAL COSTS..............................16

14.      NOTICES..............................................................17

15.      CAPTIONS/HEADINGS....................................................18

16.      DRAFTING OF AGREEMENT................................................18

17.      INITIALING BY PARTIES................................................19

18.      ENTIRE AGREEMENT/COUNTERPARTS/SURVIVAL...............................19

19.      EXECUTION OF DOCUMENTS...............................................19

20.      RECORDING............................................................19

21.      BUYER'S REPRESENTATIONS..............................................19

22.      SELLER'S REPRESENTATIONS.............................................20

23.      LICENSE TO ERECT SIGNS/TRAILERS......................................21

24.      DOCUMENTS TO BE DELIVERED AT CLOSING.................................21

25.      ASSIGNMENT OF CONTRACT...............................................22

26.      OTHER MATTERS........................................................22


[EXHIBITS OMITTED]

                                AGREEMENT OF SALE

      THIS AGREEMENT made on December 29, 2004, (the "Agreement") between Dewey Electronics Corporation, a corporation of the State of New York, with offices located at 27 Muller Road, Oakland, New Jersey 07436 ("Seller") and K. Hovnanian North Jersey Acquisitions, L.L.C., a limited liability company of the State of Delaware, with offices located at 110 Fieldcrest Avenue, CN 7825, Edison, New Jersey 08818-7825 ("Buyer").

      WHEREAS, Seller is the fee simple owner of Block 2.18, Lot 1201 in Oakland Borough, Bergen County, New Jersey, described in Exhibit A attached hereto and made a part hereof and has full authority to enter into this Agreement; and

      WHEREAS, Seller wishes to convey its ownership interest in a portion of Block 1201, Lot 2.18, consisting of approximately sixty-eight (68) acres, (the "Premises") and generally consisting of Tract III as shown on the location survey prepared by Andrew Marshall, Jr., dated 9/12/97, last revised on 9/17/97 attached hereto and made a part hereof as Exhibit A pursuant to the terms and conditions of this Agreement; and

      WHEREAS, Buyer wishes to purchase the Premises pursuant to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Buyer and Seller agree as follows:

                           1. PREMISES/PHASED PURCHASE

      A. Seller agrees to convey to Buyer and Buyer agrees to purchase the Premises upon and subject to the terms and conditions of this Agreement. The Premises shall be conveyed free from all liens and encumbrances, except as this Agreement may otherwise provide, by Bargain and Sale Deeds with Covenant as to Grantor's Acts, on the dates hereinafter fixed for the closings of title (separately, a "Closing" and collectively, the "Closings"). The deeds shall contain either: (1) a metes and bounds description in accordance with a survey prepared in accordance with Paragraph 6, below; and/or (2) a reference to lots on a plat that has been or will be filed simultaneously with Closing with the Clerk of Bergen County, and/or (3) reference to units in a recorded Master Deed creating a condominium for the Phase then subject to Closing.

      B. The purchase of the Premises shall occur in two (2) phases (hereinafter referred to in this Agreement as Phase I and Phase II.) While it is Buyer's intention to purchase all Phases, Buyer's purchase of Phase I does not in any way obligate it to purchase Phase II. A conceptual site plan is attached hereto as Exhibit F.

                            2. PURCHASE PRICE/CLOSING

      A. The Purchase Price for the Premises shall be Eighteen Million One Hundred Eighty Five Thousand Four Hundred Forty Two ($18,185,442) Dollars subject to adjustment as set forth in this Agreement (the "Purchase Price") based upon one hundred seventy four (174) market rate residential units consisting of seventy eight (78) market rate townhomes ("Townhomes") at One Hundred Eleven Thousand Seventy Nine Dollars ($111,079) per home in Phase I and ninety-six (96) active adult multi-family garden type homes ("Active Adult

Homes") at Ninety Nine Thousand One Hundred Eighty ($99,180) Dollars per home in Phase II.

      B. The Purchase Price shall be paid at each Phase Closing by wire transfer or bank teller's check at Buyer's option, as follows:

      (1) PHASE I PURCHASE PRICE. Phase I shall consist of Seventy Eight (78) Townhomes. The Phase I Purchase Price shall be calculated by multiplying the number of market rate townhomes in Phase I by One Hundred Eleven Thousand Seventy Nine ($111,079) Dollars but in no event shall be less than Six Million ($6,000,000) Dollars ("Phase I Minimum Purchase Price"). The Phase I Closing shall take place within thirty (30) days after receipt of All Approvals (as defined in Paragraph 5, below).

      (2) PHASE II PURCHASE PRICE. Phase II shall consist of Ninety Six Active Adult Homes. The Phase II Purchase Price shall be calculated by multiplying the number of market Active Adult Homes in Phase II by Ninety Nine Thousand One Hundred Eighty Dollars ($99,180) but in no event shall the cumulative Phase I and Phase II Purchase Price be less than Twelve Million ($12,000,000) Dollars (the "Phase I and Phase II Minimum Purchase Price"). A credit in the amount by which the Phase I Minimum Purchase Price paid by Buyer exceeded the purchase price which would have been due on a per home basis for Phase I shall be credited at the Phase II Closing. However, in no event shall the credit reduce the cumulative purchase price paid by Buyer for Phases I and II to less than the Phase I and Phase II Minimum Purchase Price. By way illustration only, if there are forty townhomes in Phase I, the Phase I Purchase Price would be $6,000,000 and not the per home purchase price of $ 4,443,160. The Minimum Purchase Price is $1,556,840 more than the per home price. If there were 77active adult homes in Phase II, the Phase II Purchase Price would be $6,080,020 ($7,636,860 - $1,556,840). The Phase I and Phase II Purchase Price would be $12,080,020. The Phase II Purchase Price shall be increased by an escalator as hereafter defined. The Phase II Closing shall take place not more than twenty four (24) months after the Phase I Closing.

      (4) ESCALATOR. The "Escalator" shall be six (6%) percent PER ANNUM simple interest prorated monthly commencing to run on the date of the Phase I Closing until the date of the next Phase Closing.

      (5) DEPOSIT. The Deposit shall be released to Seller by Escrow Agent as follows:

      (a)   Fifty   Thousand   ($50,000)   Dollars  at  the  expiration  of  the
            Investigation   Period,   provided  Buyer  has  not  terminated  the
            Agreement as set forth in Paragraph 3 (the Investigation Period) ;

      (b) One Hundred Thousand ($100,000) Dollars on the six month anniversary of the Agreement; and

      (c) Fifty Thousand Dollars upon the rezoning of the Property for Buyer's intended residential use.

      (6) PURCHASE PRICE ADJUSTMENT.Subject to Buyer's right to terminate pursuant to Paragraph 2(B)(7) below, in the event that Buyer obtains All Approvals for more/less than One Hundred and Thirty (130) Homes the Purchase Price shall be increased/decreased by the applicable per home price, but in no event shall be less than the applicable Minimum Purchase Price. If Buyer closes title without All Approvals based on the Minimum Purchase Price and subsequently obtains All Approvals, the Purchase Price shall be increased by the applicable per home price. This provision survives closing of title.

      (7) A. In the event that All Approvals are received for fewer than one hundred thirty (130) Homes Buyer may either: (1) terminate this Agreement, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other, except for those obligations which expressly survive the termination of this Agreement, or (2) proceed to the Phased Closings and pay an adjusted Purchase Price based on the number of Homes for which All Approvals are obtained, but in no event less than the Minimum Purchase Price applicable to that Phase..

      B. Reserved

      C. No consideration shall be paid for lots on which Mt. Laurel Homes shall be constructed. The Purchase Price is based upon the parties' mutual understanding that no Mt. Laurel Homes (defined in this Paragraph, below) are required to be constructed on the Premises and that Buyer is able to obtain certificates of occupancy for all Market Homes (defined in this Paragraph, below) on the Premises without any requirements to construct Mt. Laurel Homes. "Market Home" is defined as any home for which there is no restrictions or limitations on the sales or rental prices. In the event that the municipality requires the payment of affordable housing fees, these fees shall be deemed Construction Costs for the purposes of calculating Profit Sharing under Paragraph 2 J. An affordable housing fee is defined as a payment of any kind required in lieu of restrictions or limitations on the sales or rental prices, which restrictions or payments are imposed by any governmental entity or court or pursuant to any court order or governmental implementation of any court order or settlement to satisfy in whole or in part the municipality's obligations under the _Mt. Laurel II decision of the New Jersey Supreme Court or the Fair Housing Act or under any Council on Affordable Housing certified plan.

      D. In the event that Buyer elects not to purchase Phase II, Buyer shall pay Seller a termination fee in the amount of One Hundred Twenty Five thousand ($125,000) Dollars.

      E. Buyer shall have the right to pay the Purchase Price and Close title to any Phase, before the outside dates set forth above, without penalty, upon ten
(10) days written notice to Seller. However, acceleration of the Closing date for any Phase shall not accelerate the Closing date for any subsequent Phase. Rather, the remaining Phase shall not be accelerated a similar number of months, but shall take place in accordance with the schedule set forth above. For example, if Buyer accelerates the Phase I Closing, the Phase II Closing shall nonetheless take place twenty four (24) months after the required Phase I Closing Date,

      F. Reserved.

      G. Buyer shall have the right to commence site development of the Premises prior to the Phase I Closing with Seller's consent which shall not be unreasonably withheld or delayed, provided that prior to commencing any such site activities, Buyer shall have posted any necessary performance guarantees required by under this Agreement and named the Seller as an additional obligee. Such site development shall be limited to environmental remediation, soil balancing, and installation of sewer, water, drainage, utilities and roads. All such site development shall conform with All Approvals and with applicable construction codes and shall be at Buyer's sole cost and expense. In no event shall Buyer perform any activities for which a building permit is required until such time as Buyer has closed title to the relevant Phases of the Premises. In the event that Buyer fails to close title to any Phases of the Premises, all such improvements and site development shall be for the benefit of Seller. Buyer and Seller shall grant to each other the necessary cross-easements at the Phase I Closing.

      H. No consideration shall be paid for the transfer of Lots and/or lands on which Buyer, in accordance with All Approvals, does not construct homes (referred to as "Non-Home Lands"). Non-Home Lands are used for open space, stormwater detention/retention basins or culverts, buffers, wetlands and similar use. If Buyer must construct such improvements on the Phase II Property in connection with the Phase I development, Buyer shall bond said improvements and name Seller as an obligee on these bonds. Seller shall not have any obligation to construct improvements on lands not bought by Buyer but required by an Approval in connection with a Phase that Buyer has bought. At each Phase Closing, Buyer and Seller shall grant to each other easements and/or cross-easements necessary for access and for the proper functioning of utility and drainage systems and for roadway access, and as otherwise necessary to facilitate construction as contemplated by All Approvals for the Phase being Closed.

      I. If Buyer is unable to obtain All Approvals in such a manner that the Phases of the Premises are subdivided from each other Seller shall convey title to the entire Premises to Buyer. Buyer shall pay to Seller the Phase I Purchase Price by wire transfer or, bank teller's check at Buyer's option, with the balance of the Purchase Price for Phase II being secured by the Mortgage Documents. Buyer shall deliver to Seller a Note (in the general form attached hereto as Exhibit B) and a non-recourse Mortgage (in the general form attached hereto as Exhibit C) for the Premises. The Note and Mortgage are referred to collectively as the Mortgage Documents. Seller shall deliver to Eastern Title Agency a Release of Part of Mortgaged Premises (in the form attached hereto as Exhibit D) for those Homes which are included in Phase I and are paid for by the Buyer at the Phase I Closing (the "Release"); The Release shall be held in escrow by Eastern Title Agency until the Master Deed creating the condominium regime for Phase I of the Premises has been recorded with the County Clerk's Office or a final subdivision plat has been filed in the County Clerk's Office. Immediately thereafter, Eastern Title Agency shall deliver the Release to Buyer; and the releases of the subsequent Phase shall take place in accordance with the terms of the Mortgage Documents. In the alternative, at Buyer's request, Seller shall at each Phase Closing convey title to the condominium units located within that Phase together with an undivided percentage interest in the common elements for the Condominium. The Master Deed shall give Developer the right to construct the improvements on the Premises required to serve the units being conveyed in that Phase, shall not obligate Seller to make any improvements and shall not require the construction of any future condominium units beyond those contained in the Phase being conveyed. In addition, Seller shall have the right to review and approve the Master Deed, which review and approval shall not be unreasonably withheld or delayed and shall sign same for the purpose of establishing its consent to the filing of the Master Deed.

      This Subparagraph shall survive the Closing of Title. Buyer shall also deliver to Seller any Bond naming Seller as an Obligee to secure the performance of any on and off-site improvements and requirements in the Master Deed.

      Seller shall not be obligated to sign any document which would have the effect of Seller owning land which is subject to a condominium regime if Buyer elects not to acquire the subsequent phase except if the condominium regime may be abandoned at the time that Buyer elects not to acquire the subsequent Phase.

      J. PROFIT SHARING

      (1) As additional consideration for the transfer and sale of the Premises, the Purchase price Shall be increased by a portion of the Profits, if any (and not in any losses) earned by Buyer in the build-out of the community (i.e., construction and installation of required on and off-site improvements and sale of completed homes and all other assets to third-party purchasers and all steps necessary to commence and complete the contemplated development). Such profit sharing, hereinafter referred to as "Profit Participation" shall be as follows:

      (a) Ten (10%) percent of the Profits in excess of a ten (10%) percent Profit Threshold to Buyer on the build-out and sale of the development.

      (b) Twenty (20%) percent of the Profits in excess of a twelve (12%) percent Profit Threshold to Buyer on the build-out and sale of the development.

      (c) Thirty (30%) percent of the Profits in excess of a fourteen (14%) percent Profit Threshold to Buyer on the build-out and sale of the development.

      (d)   Forty  (40%)  percent of the  Profits  in excess of a sixteen  (16%)
            percent   Profit   Threshold  to  Buyer  on  the  build-out  of  the
            development.

      (2) Profits shall be calculated on Buyer's fiscal year and shall be the positive amount, if any, determined by calculating Total Housing Revenue from this Community (which revenue shall include sales prices of Homes, including premiums, discounts, extras and profit realized from the resale of off-site property bought to satisfy an Approval obligation but no longer needed), and subtracting from that sum Construction Costs for this Community (i.e. "bricks and mortar" construction costs, land development costs, affordable housing fees, land purchase price, real estate taxes and homeowner association operating subsidy); Construction and Service Overheads allocable to this Community (i.e., construction, services); Selling Overhead allocable to this Community (i.e., prepaid marketing expenses, financing and closing costs, commissions, salaries, advertising and general expenses); Capital Cost allocable to this Community (i.e.. interest) and Administrative Overhead allocable to this Community (i.e., Division, Region and Corporate Overhead.) In addition, an amount of One Thousand Dollars ($1,000) per closed home shall be deducted for future home warranty service until Final Profit Participation is calculated). In calculating Profit Threshold to Buyer, the numerator shall be Profits and the denominator shall be Total Housing Revenue.

      (3) Reserved

      (4) The following costs for the purpose of calculating Profits shall be based on the actual costs incurred but shall not exceed the following percentages:

      (a) Construction Overhead and Service Overhead at 1.5% of Total Housing Revenue;

      (b)   Selling Overhead at 6% of Total Housing Revenue;

      (c)   Capital Cost, at 6% of Total Housing Revenue; and.

      (d)   Administrative Overhead is preset at 3.5% of Total Housing Revenue.

      (5) Commencing on the first quarter following the date that Buyer conveys its first home to a third party purchaser and on each quarter thereafter, Seller shall be entitled to Interim Profit Participation

      (6) Buyer shall calculate the first Interim Profit Participation due Seller within ninety (90) days following the end of the fiscal quarter within which the first sale of a home to a third party purchaser occurs and shall provide quarterly community Interim Profit Participation statements until the last home is sold to a third party purchaser. Seller may, upon reasonable advance notice and during reasonable business hours inspect or audit the books and records of Buyer upon which the Interim Profit Participation statement was based. If Seller objects to the Interim Profit Participation Statement, the procedures set forth in Paragraph 2 J(9) below shall apply.

      (7) The Profit Participation due Seller shall be adjusted each quarter based upon cumulative revenues and expenses incurred from commencement of the community.

      (8) If Seller receives Interim Profit Participation and the Final Profit Participation determines that Seller was not entitled to receive Final Profit Participation or an amount less than what Seller received as Interim Profit Participation, Seller shall, within thirty (30) days notice, refund to Buyer the appropriate amount.

      (9) A final accounting of the community, for purposes of determining Seller's Final Profit Participation shall be conducted one (1) year after the quarter in which the last home in the community is closed. At this time Buyer will pay to Seller its share, if any, of any additional Profit Participation which may be due. Seller, at its own expense, may review Buyer's final accounting and may upon reasonable advance notice and during reasonable business hours inspect or audit the books and records of Buyer upon which the Final Profit Participation Statement was based. If Seller disagrees with such accounting, it will provide Buyer with a copy of report from an accountant outlining in what respects it disagrees with Buyer's accounting. The parties will then have twenty (20) days to see if the matter can be resolved. If the matter is not resolved, Seller's accountant and Buyer's accountant shall select an independent accountant who shall make a final determination on the issue of Profit Participation based on the parameters set forth in this paragraph. The parties agree that any amount in dispute shall be held by Eastern Title Company. The costs of the accountant's services shall be split evenly by the parties, but Buyer's share of the cost shall be capped at Twenty Thousand ($20,000) Dollars.

      (10) Buyer shall pay Seller Interim Profit Participation and Final Profit Participation together with the Interim/Final Profit Participation Statements. Seller shall pay Buyer any refund within thirty (30) days of receiving the Final Profit Participation Statement.

      (11) Any information collected by Seller during the course of its review of any Interim or Final Profit Participation shall be deemed proprietary information of Buyer and shall be kept strictly confidential except to the extent required to resolve any controversy between the parties in any administrative or legal proceeding.

                             3. INVESTIGATION PERIOD

      A. Buyer has ninety (90) days from the Effective Date of this Agreement to conduct investigations, tests, studies and inspections of any kind or nature whatsoever including, without limitation, soil and groundwater sampling, and to make a complete and independent investigation of all aspects of the transaction contemplated by this Agreement including, but not limited to, the condition of the Premises, all correspondence, instruments, agreements, contracts, books, documents, records, plans, drawings, specifications, brochures, permits, licenses, registrations, consents, approvals and authorizations concerning the Premises to determine the feasibility of development of the Premises in accordance with Buyer's plans (the "Investigation Period").

      B. Reserved.

      C. Buyer and its agents have the right, upon prior notice, to enter onto the Premises for all purposes contemplated by this Agreement during the term of this Agreement.

      D. Buyer shall provide Seller with proof of Buyer's liability insurance coverage naming Seller as an additional insured with respect to the Premises and having a combined single limit of not less than Three Million Dollars ($3,000,000.) with at least Ten Million Dollars ($10,000,000.) excess liability coverage. Buyer or Buyer's agents shall also carry worker's compensation insurance for such activities. Buyer shall repair any damage caused by such testing and shall restore the Premises to substantially the same condition as existed immediately prior to such testing. Buyer hereby indemnifies and holds Seller harmless from any liability to the extent related to any negligent act or omission of Buyer or Buyer's agents or representatives in the performance of any and all activities conducted on the Premises by Buyer until Closing, except to the extent such liability is the result of Seller's acts or omissions..

      E. Seller shall make available at its office for inspection and copying on and after the date of this Agreement, copies of any and all documents in Seller's or Seller's agents' possession concerning the portion of the Premises to be purchased by Buyer for development which includes the documents set forth in Exhibit E.

      F. Buyer may terminate this Agreement in its sole, absolute and unfettered discretion prior to the end of the Investigation Period. If Buyer terminates this Agreement pursuant to this Paragraph 3(F), Buyer shall give written notice to Seller and Escrow Agent (as defined in Paragraph 4 (A), below) on or before the expiration of the Investigation Period. Upon receipt of such notice, the Escrow Agent shall, within three (3) business days, return the Deposit (as defined in Paragraph 4, below) with all interest accrued thereon to Buyer, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other. Failure of Buyer to send a timely notice of termination, shall not be deemed a waiver of the right to terminate. If Seller does not receive a notice of termination, it shall send a notice to Buyer that the Investigation Period has expired and if Buyer fails to terminate within three (3) days of receipt of Seller's notice, the right of Buyer to terminate under this Paragraph shall expire. If Buyer terminates, it shall provide copies of non-proprietary investigation reports concerning the condition of the Premises, such as soils reports and environmental reports to the Escrow Agent, who must hold such reports in escrow and treat them as confidential material until such time as Buyer has received the Deposit from Escrow Agent after which date these investigation reports can be released to Seller. Buyer shall have the right to use these reports to the extent permitted by the applicable consultant and Buyer shall have no liability to Seller in connection with its use and reliance on any report or document.

                 4. DEPOSIT/ADDITIONAL DEPOSITS/OPTION PAYMENTS

      A. Upon the Effective Date of this Agreement, Buyer shall pay to Seller's attorney Jerome Vogel, Jeffer Hopkinson & Vogel, 1600 Rt. 208 N. Box 507, Hawthorne, NJ 07507 ("Escrow Agent"), a deposit of Two Hundred Thousand ($200,000.00) Dollars (the "Deposit"). The Escrow Agent shall hold the Deposit in a federally insured interest bearing attorney trust account located in the State of New Jersey. If Buyer does not terminate the Agreement prior to the end of the Investigation Period, the Deposit, together with all interest accrued thereon, shall be released to Seller in accordance with Paragraph 2.(B)(5), and the Deposit plus interest shall become non-refundable unless Buyer subsequently terminates this Agreement based upon: (a) the failure of Seller to clear title or survey objections pursuant to Paragraph 6; (b)eminent domain pursuant to Paragraph 8; (c) the default of Seller pursuant to Paragraph 9; or (d) misrepresentations by Seller pursuant to Paragraph 22.

      B. The Deposit shall be credited against the Purchase Price at each closing, pro rata at each closing, pro rata per home.

      C. If Buyer exercises its right to an Extension of the Agreement (as defined in Paragraph 5(C) (1), below), Buyer shall pay to Seller an additional deposit (the "Additional Deposit") of Twenty Five Thousand ($25,000) Dollars for each such Extension. The Additional Deposit(s) shall be non-refundable except in those instances where Buyer is entitled to a return of the Deposit as set forth in this Paragraph, above, in which case the Deposit and Additional Deposit(s), together with all interest accrued thereon shall be refunded to Buyer. The Additional Deposit(s) shall not be credited in part or in their entirety against the Purchase Price.

      D. Escrow Agent.

      (1) If, for any reason, Closing does not occur and either party makes a written demand upon Escrow Agent hereunder, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) business days after the giving of such notice, Escrow Agent is authorized to make such payment. If Escrow Agent does receive such written objection within such 10 day period, or, if for any other reason, Escrow Agent in good faith elects not to make such payment, Escrow Agent shall: (i) continue to hold such amount until otherwise directed by written instructions from the parties to this Agreement or a final judgment (beyond any applicable appeal period) of a court of competent jurisdiction or (ii) deposit such funds with a court of competent jurisdiction selected by the Escrow Agent, in which event all liability of Escrow Agent with respect to such funds shall terminate.

      (2) The duties of Escrow Agent as set forth in this Paragraph are subject to the following provisions which are expressly approved by Seller and Buyer;

      (a) Escrow Agent shall be liable as a depository only and shall not be responsible for the sufficiency or accuracy of the form, execution or validity of any documents delivered to Escrow Agent hereunder or any description of the Premises or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document. Escrow Agent's duties hereunder are limited to the safekeeping of the Deposit and such other as are delivered to it, and the delivery of the same in accordance herewith.

      (b) Escrow Agent shall not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by Escrow Agent's willful misconduct or gross negligence.

      (c) Escrow Agent shall not be liable for collection items until the proceeds of the same in actual cash have been received by Escrow Agent. Escrow Agent is authorized to rely on any document believed by Escrow Agent to be authentic in making any delivery of funds or Premises hereunder.

      (d)In the event of a dispute arising under this Agreement, Escrow Agent shall not be disqualified from representing Seller

      F. Seller's and Buyer's Federal Tax Identification Numbers are as follows:

            Seller: 13-1803-974
            Buyer: 22-3556344

      G. Commencing June 1, 2005 and terminating on the date of the first Phase Closing, Buyer shall pay Seller each year an Option Payment in the amount of One Hundred Twenty Five ($125,000) Thousand Dollars in consideration of Seller's carrying costs of the Premises for the prior year. An adjustment shall be made at the Phase I Closing for the number of days between the last option payment and the date of the Phase I Closing. The Option Payments shall not be applicable to the Purchase Price but shall be applicable to any Additional Payments due in connection with Buyer exercising its right to an extension of the Agreement pursuant to Paragraph 4C.

                      5. GOVERNMENTAL APPROVALS CONTINGENCY

      A. Unless waived by Buyer in writing, Buyer's obligation to close title pursuant to this Agreement is contingent on Buyer's receiving All Approvals as defined as all necessary nonappealable rezoning, final approvals, permits and agreements containing terms and conditions acceptable to Buyer needed for the uninterrupted development of at least one hundred seventy four (174) Homes consisting of ninety-six (96) Active Adult Garden Homes and seventy-eight (78) Townhomes (collectively the "Development") to completion and which final approvals shall include, but not be limited to the governing body of the Township, Township Planning and Zoning Boards, New Jersey Department of Environmental Protection, New Jersey Department of Transportation, New Jersey Department of Community Affairs Registration, County Planning Board, Municipal or Regional Sewerage/Utilities Authority, County Soil Conservation District and any and all other approvals, permits and agreements necessary or desirable for the development and construction of the Premises, including the right to obtain a building permit for the first Home in the development but not the building permit itself. Each such approval shall be referred to as an "Approval."

      B. The Premises are not currently zoned for the use contemplated by this Agreement.. Unless waived by Buyer in writing, Buyer's obligation to close title pursuant to this Agreement is contingent on Buyer's obtaining a final and nonappealable municipal rezoning of the Premises to permit the use contemplated in this Agreement (hereinafter "Rezoning"). After the end of the Investigation Period, Buyer shall submit a written request to the municipality's governing body for the Rezoning. If the municipality's governing body fails to adopt the Rezoning ordinance within twenty four (24) months after the expiration of the Investigation Period (the "Rezoning Period"), either party may upon written notice to the other terminate this Agreement in which event this Agreement shall become null and void and neither party shall have any further obligation to the other.. Notwithstanding the foregoing in the event that a rezoning ordinance has been recommended by the Planning Board prior to the expiration of the Rezoning Period, Seller shall not be permitted to terminate the Agreement unless the municipality's governing body fails to adopt the Rezoning ordinance within thirty six (36) months after the expiration of the Investigation Period. In the event that the Agreement is terminated because the Premises has not been rezoned, Seller shall be entitled to a quit claim assignment of all applications with related documents submitted by Buyer to obtain the Rezoning and All Approvals and due diligence documents as set forth in Paragraph 3 F. Seller shall not be entitled to any proprietary information which includes Buyer's an internal work product.

      C. (1) Buyer shall have twenty-four (24) months from the Effective Date of this Agreement to obtain All Approvals (the "Approval Period"). If Buyer is unable to obtain All Approvals within the Approval Period, provided that Buyer is diligently seeking All Approvals, upon written notice to Seller and payment of the Additional Deposit in accordance with Paragraph 4C, above, Seller shall grant to Buyer four (4) extensions of the Approval Period, each for six (6) months. The first such extension period shall be known as the "First Extension" and the second such extension period shall be known as the "Second Extension" and the third such extension period shall be known as the "Third Extension Period" and the fourth such extension period shall be known as the "Fourth Extension Period." The right to the First through Fourth Extension Periods shall not be applicable to the grant of the Rezoning set forth in Paragraph 5B. However, these extension periods shall be applicable if the municipality has granted the rezoning and it is being challenged by a third party. The Fourth through Twelfth Extension Payments are not refundable and are not applicable to the purchase price. These extension payments are independent of the $125,000 Option Payments due under Paragraph 4 G.

      (2) In the event this Agreement is extended for any of the reasons set forth in Paragraph 5(D), each six month time period by which this Agreement is extended beyond the expiration of the Fourth Extension period shall be known as the Fifth through Twelfth Extension Periods, respectively. Buyer shall pay Seller the sum of $100,000 for the Fifth Extension Period and $100,000 for the Sixth Extension Period. Buyer shall pay Seller the sum of $200,000 for the Seventh Extension Period and $200,000 for the Eighth Extension Period. Buyer shall pay Seller the sum of $300,000 for the Ninth Extension Period and $300,000 for the Tenth Extension Period. Buyer shall pay Seller the sum of $400,000 for the Eleventh Extension Period and $400,000 for the Twelfth Extension Period.

      (3) Not later than ten (10) days prior to the end of the Approval Period and not later than ten (10) days prior to the end of any prior extension period, Buyer shall deliver written notice to Seller as to whether or not Buyer intends to exercise its right to an extension, as set forth above together with any applicable payment due for that extension period. Failure of Buyer to deliver such notice shall be deemed to be a default under this Agreement and Seller shall proceed in accordance with Paragraph 9, below.

      D. Buyer shall have the right, but not the obligation, to undertake any litigation in order to obtain All Approvals with conditions reasonably satisfactory to Buyer including, without limitation, the right to litigate to the ultimate decision maker. While this Agreement is in effect, Seller is not permitted to initiate litigation challenging any Approval for the Premises. However, if any party, person or entity including, but not limited to, Buyer initiates litigation or otherwise appeals any Approval or permit or the denial of any Approval or permit for the Premises or the revocation thereof, or any administrative actions or inactions or the denial or revocation thereof, the time periods in this Agreement shall be extended by the length of time during which any such appeal is pending, but not beyond a date which is 8 years from the date of this Agreement.. Notwithstanding the foregoing, this tolling provision shall not apply if the municipality denies the rezoning request, but shall apply if the municipality grants the rezoning and the rezoning is challenged by a third party. Similarly, the time periods in this Agreement shall be extended by the length of time during which any moratorium is in effect as to utility connections or usage, approvals, permits or applications related to the development of the Premises, but not beyond a date which is 8 years from the date of this Agreement.. If an appeal/litigation results in the denial of any Approval or sustains the denial of any permit or Approval by a governmental agency relating to the development of the Premises, Buyer has the right, by written notice to Seller within twenty (20) days after the date of the Court Order memorializing such denial, to: (1) waive any such Approval and close title to the Premises and pay the Purchase Price therefore in accordance with Paragraph 2 of this Agreement; or (2) terminate this Agreement, in which event neither party shall have any further obligation to the other except for those obligations that expressly survive the termination of this Agreement

      E. Seller agrees to execute promptly all applications and related documents that are presented to Seller by Buyer in connection with Buyer's pursuit of All Approvals, at no cost to Seller. All costs and expenses associated with obtaining All Approvals shall be the responsibility of Buyer. Buyer has total control of the approval process, including, without limitation, the right to designate all professionals who will be engaged during the approval process. Buyer shall also apply for other Approvals within the foregoing time period.

      F. Reserved.

      G. Buyer has the right to waive the receipt of All Approvals at any time and proceed to Closing upon ten (10) days written notice to Seller. In such event, the Purchase Price shall be determined by the number of Homes approved in the preliminary site plan/subdivision approval granted by the Township Planning Board, or if no such approval has been granted, the Purchase Price shall be the Minimum Purchase Price for the Premises.

      H. Seller shall join Buyer: (1) in filing/recording a condominium map or subdivision plat in the County Clerk's office; and (2) in the dedication of streets, rights-of-way, and any easements to the extent reasonably necessary, prior or subsequent to the Phase I Closing; provided however, that: (a) any plats, plans, dedications of streets, rights-of-way, and easements are approved in writing by Seller, which approval shall not be unreasonably withheld or delayed; and (b) all costs incident thereto shall be paid by Buyer. Buyer will post the necessary performance guarantees and escrow fees and pay any inspection fees required by the Township and County Planning Boards in order to permit the condominium map and/or subdivision plat to be filed in the County Clerk's Office. If Buyer has posted said guarantees and paid such fees, and Closing does not occur pursuant to this Agreement (1) as a result of Seller's default; or (2) Seller develops the Premises in accordance with any Approvals for the Premises obtained by Buyer, Buyer shall terminate the bonds (except if the obligation survives a Phase I Closing) and Seller as obligee under these bonds must consent. Buyer shall be entitled to a refund of its still outstanding deposits and inspection fees from the relevant governmental authority. It is the obligation of a successor developer to replace the guarantees and fees.

      I. If any Approval requires that a Developer's Agreement be entered into with the appropriate governmental agency prior to the Phase I Closing, Buyer shall submit such Developer's Agreement to Seller for its prompt review, approval and signature, which shall not be unreasonably withheld or delayed.

      Buyer shall indemnify and hold Seller harmless for any obligations arising or in any way connected with the Developer's Agreement it is signing on Buyer's behalf and shall name Seller as an Obligee on any bonds,.

      J. Seller shall be deemed to have approved any application, document and/or plan delivered to Seller if Seller fails to respond to Buyer within ten
(10) business days of said documents being provided to the Seller.

      K. Buyer and Seller acknowledge and agree that the Premises are not currently zoned for Buyer's intended use as a residential condominium and that a rezoning of the Premises will be required as part of the Governmental Approvals Contingency.

      L. Buyer and Seller acknowledge and agree that the Premises are a portion of Block 1201 Lot 2.18 and accordingly, Buyer must obtain a subdivision of Block
2.18 Lot 1201 to create Tract II and Tract III as generally shown on Exhibit A. Seller shall agree to changes in the location of the subdivision lines required by governmental reviewing agencies and authorities provided that such changes would not adversely affect Seller's ability to use Tract II for its current use..

      M. Buyer shall name Seller as a joint obligee on all performance bonds in connection with development of Phase I and Phase II to the extent that it covers work on land not acquired by Buyer. Seller must release the bond if the primary obligee releases it as a function of the completion of the obligations covered by the bond(s).

                       6. TITLE AND SURVEY INVESTIGATION

      A. TITLE AND SURVEY

            (1) Within five (5) days from the Effective Date of this Agreement, Seller shall deliver to Buyer a copy of the most current commitment and/or binder and/or policy used to insure title to the Premises and any surveys of the Premises in Seller's possession.

            (2) Within sixty (60) days from the Effective Date of this Agreement, Buyer shall deliver to Seller (a) a copy of the commitment to insure title from the title company chosen by Buyer or the report from the title company chosen by Buyer refusing to issue a commitment to insure marketable title ("Buyer's Title Report"), together with a list of items which appear on Buyer's Title Report to which Buyer objects; and (b) a certified survey of the premises together with a list of any items appearing on the survey to which Buyer objects.

            (3) Not later than twenty (20) days after Seller receives Buyer's title and survey objections, Seller shall notify Buyer which of the objections Seller shall cure prior to or at the Phase I Closing, including when and in what manner said items are to be cured. If Buyer is dissatisfied with Seller's response or lack of response, Buyer has from the latter of (a) ten (10) days from receipt of Seller's response or (b) the expiration of the Investigation Period to either: (i) terminate this Agreement and receive a refund of the Deposit together with all interest accrued thereon, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other; or (ii) agree to accept the exceptions which appear on the Title Report and which are not identified as those which are to be cured by the Seller prior to or at the Phase I Closing (the "Permitted Exceptions") and proceed under this Agreement.

            (4) If Seller agrees to cure under Paragraph 6(A)(3) above, but fails to do so, Buyer has the right to: (i) delay any Phase Closing to a date specified by Buyer so that Seller or Buyer removes or cures such objections at Seller's expense; or (ii) close title to that Phase for which Closing is being held and pay the Purchase Price (or portion thereof) when due; however, sufficient sums from the proceeds due Seller at such Phase Closing, as determined by Buyer's title insurance company, shall be placed into escrow with Buyer's title insurance company, and shall be used by Buyer to cure or clear such objections at Seller's expense, with Seller being obligated to satisfy any deficiency and Buyer refunding any portion remaining after curing said defect; or (iii) terminate this Agreement and receive a full refund of the Deposit plus all interest accrued thereon plus Approvals costs (including, but not limited to, consultants', engineering and application fees) and interest thereon, in which event this Agreement shall become null and void and neither party shall have any further obligation to the other.

      B. As a condition precedent to Buyer's closing title to any Phase of the Premises, at each Closing, Seller shall convey fee simple, marketable title insurable at regular rates by Buyer's title insurance company, subject only to the Permitted Exceptions.

      C. From the date of this Agreement, Seller shall not permit any further encumbrance to appear of record on the Premises without Buyer's prior written approval which shall not be unreasonable withheld or delayed. Notwithstanding the foregoing, Seller can mortgage the Premises before the Phase I Closing from an institutional lender provided that either (I) the amount of the mortgage can be satisfied from the Phase I Closing Proceeds or (ii) the lender provides a recordable Discharge of Mortgage for the Premises at the time of the loan transaction which Discharge of Mortgage shall be held in escrow by Buyer's title insurance company. Seller can mortgage the Premises from a non-institutional lender provided that the lender provides a Discharge of Mortgage at the time of the loan transaction which Discharge of Mortgage shall be held in escrow by Buyer's title company.

      D. Within thirty (30) days of the date of execution of this Agreement, Seller shall cause any person(s) or entities who have liens on the Premises to:
(i) deliver to Buyer a schedule, certified by such lienholder, showing the amount of money due on its lien; (ii) affirm to Buyer in a signed document which shall be in recordable form, that to the extent payments are made to Seller in accordance with the terms and amounts set forth in this Agreement, as adjusted, said lienholder agrees to release its lien at the time of each Phase Closing. Seller shall provide Buyer with evidence of the appropriate release documents prior to each Phase Closing.

                            7. ENVIRONMENTAL MATTERS

      A. Seller represents and warrants to Buyer that: with respect to the portion of the Premises to be conveyed to Buyer (1) that Seller has no knowledge, about Hazardous Substances (as defined in Subparagraph 7(B), below) on, under, at, emanating from or affecting the Premises in violation of Environmental Laws (as defined in Subparagraph 7(B), below); (2) to the best of Seller's knowledge Seller has never used the Premises for the use, storage, release, dumping, treating or disposal of any Hazardous Substance except for testing diesel fuel generators.; (3) to the best of Seller's knowledge, Seller has not created, suffered or permitted the Discharge (as defined in Subparagraph 7(B), below) of any Hazardous Substance on, under, at, emanating from or affecting the Premises, nor directly or indirectly into any waterways flowing upon, under or near the Premises, nor does Seller have any knowledge of any such Discharge of a Hazardous Substance by any third party; (4) there is no pending or threatened claim, directive, suit, action, complaint, notice of violation, investigation or proceeding by any governmental authority or third party respecting the Premises arising out of the violation or alleged violation of any Environmental Laws or the Discharge of any Hazardous Substance; (5) Seller has provided Buyer with all Environmental Documents (as defined in Subparagraph 7(B), below) in Seller's possession or under Seller's control concerning the Premises; and (6) the New Jersey Department of Transportation placed crushed stone of the premises in connection with the construction of Route 287 and Seller has no knowledge about the nature of the crushed stone and whether or not it contained Hazardous Substances or any other discharges which may have taken place in connection with construction of Route 287.

      B. The following definitions shall apply in the Agreement:

            1. "Discharge" shall mean the use, generation, transportation, manufacture, treatment, delivery, storage, handling, release, spill, leak, disposal, pouring, emitting, emptying or dumping of a Hazardous Substance.

            2. "Environmental Documents" shall mean all environmental documentation in the possession or under the control of Seller concerning the Premises or its environs, including without limitation, Phase I reports or any other plans, reports and sampling results and any correspondence or other documentation to or from any governmental authority.

            3. "Environmental Laws" (and individually, "Environmental Law") shall mean each and every applicable federal, state, county or municipal statute, ordinance, rule, regulation, order, code, directive or requirement.

            4. "Hazardous Substance" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollutant or contaminant defined or referred to in Environmental Laws.

      C.  Seller  shall  use its  best  efforts  to  deliver  to  Buyer,  within forty-five (45) days of the date of this Agreement, a nonapplicability letter issued by the Industrial Site Evaluation Element of the New Jersey Department of Environmental Protection ("NJDEP") pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 ET SEQ., with respect to this transaction (the "Nonapplicability Letter"). Seller shall promptly apply for the Nonapplicability Letter and shall provide Buyer with a copy of the application and submission. In the event that Seller fails to deliver the Nonapplicability Letter as aforesaid, Buyer shall retain the right to terminate the Agreement of Sale for failure to provide the LNA until the date that the LNA is procured but not later than expiration of the Investigation Period.

      D. Reserved.

      E. In the event that Seller receives notice from Buyer or any third party or entity at any time prior to any Phase Closing that any Discharge of a Hazardous Substances has been discovered at the Premises, and such Discharge occurred after the date on which Buyer conducts its environmental due diligence of the Premises, Seller shall provide notice to Buyer within three (3) days of Seller's receiving such Notice from a third party or entity. Seller shall advise Buyer, within thirty (30) days of Seller's receipt of such notice, whether Seller shall address or remediate such Discharge prior to the next Closing in accordance with Environmental Laws and provide Buyer with an NFA or other similar documentation evidencing that the Discharge has been addressed or remediated in accordance with Environmental Laws. If Seller advises Buyer that it shall not address or remediate such Discharge, Buyer shall have the option, on thirty (30) days' prior written notice to Seller, to either: (1) terminate this Agreement in which event this Agreement shall become null and void and neither party shall have any further obligation to the other except for those obligations which expressly survive the termination of this Agreement; or (2) accept the Premises with the Discharge and proceed to the next Phase Closing in accordance with this Agreement in which event the term of the Agreement shall be extended as required by Buyer to obtain approval for the required remediation. Notwithstanding the foregoing, Seller shall not have any obligations under this Paragraph if the Discharge was caused by Buyer or Buyer's contractors, consultants or purchasers in which event Buyer shall be liable for any necessary remediation. In addition, Buyer shall be responsible for future environmental conditions of the Phase II after the Phase I Closing provided that the Discharge was not caused by Seller or Seller's contractors, consultants or purchasers in which event Seller shall be liable for any necessary remediation and that Buyer takes title to the Phase II Property.

      F. In the event that Seller advises Buyer that it will address and/or remediate the Discharge pursuant to Paragraph 7 (E), above, and Seller fails to provide the NFA prior to the date set for the Phase I Closing, then Buyer may, at its option: (1) delay any Closing to a date specified by Buyer, and Seller shall obtain the NFA, at Seller's expense, prior to the date specified by Buyer; or (2) close title to and pay the total Purchase Price for the Phase of the Premises to be conveyed; provided, however, that a sum equal to all or a portion of the proceeds due Seller at Closing, which shall be determined jointly by Buyer's and Seller's environmental consultants, shall be placed into escrow with Buyer's attorney, which shall be used by Seller and Buyer jointly to address or remediate such Discharge and obtain the NFA at Seller's expense. In addition,

Seller shall be obligated to pay to Buyer any sums expended by Buyer in excess of the sum placed in escrow, and Buyer's attorney shall refund to Seller any sums remaining in escrow; or (3) terminate this Agreement and receive a full refund of the Deposit and any Additional Deposit(s) and all interest accrued thereon, together with the cost of All Approvals accrued by Buyer after Seller advised Buyer that it will address and/or remediate the Discharge in which event this Agreement shall become null and void and neither party shall have any further obligation to the other except as set forth herein.

      G. In no event shall any remediation by Seller pursuant to this Paragraph 7 involve any engineering or institutional controls, including without limitation, capping, a deed notice, a groundwater classification exception area or a well restriction area without the consent of Buyer..

      H. The provisions of this Paragraph 7 shall survive all Phase Closings.

                                8. EMINENT DOMAIN

      A. If, prior to the any Closing, any condemnation or eminent domain proceeding has been commenced by any governmental or quasi-governmental entity or any utility authority, company or other agency against all or any part of the Premises, Seller shall so notify Buyer and shall provide Buyer with all information concerning such proceedings. Buyer may then, at its sole option, either: (a) terminate this Agreement by providing written notice to Seller within twenty (20) days after receipt of the notice from Seller, in which event this Agreement shall become null and void and Seller shall immediately return the Deposit and any Additional Deposit(s) together with all interest accrued thereon; or (b) proceed to Closing as provided hereunder, in which case, any award in condemnation and/or unpaid claims or rights in connection with such condemnation shall be assigned to Buyer at Closing, or if paid to Seller prior to Closing, credited to Buyer against the Purchase Price at such Closing. If Buyer does not terminate this Agreement, Seller shall: (a) not adjust or settle any condemnation proceedings without the prior written approval of Buyer; (b) keep Buyer fully advised as to the status of the proceedings; and (c) allow Buyer to participate in all proceedings. Condemnation shall include a transfer resulting from negotiations under threat of taking.

      B. From the date of this Agreement, Seller shall not be permitted to communicate with the Municipality or County regarding possible governmental acquisition of the Premises for open space and/or park land without Buyer's written consent, which may be withheld for any reason.

      C. If the Municipality or County exercises its powers of condemnation or eminent domain for the purpose of acquiring the property for open space and/or park land, and Buyer elects to terminate this Agreement, Seller will reimburse to Buyer (i) the Deposit and Additional Deposits paid to Seller, (ii) ten (10%) percent of the actual condemnation or settlement amount for the acquisition or taking of the Premises in excess of the Minimum Purchase Price, if any, in compensation for the value added to the Premises by Buyer by virtue of this Agreement and Buyer's efforts in endeavoring to obtain All Approvals for the Premises and (iii) Buyer's fees to consultants and other third parties in pursuing the Rezoning and All Approvals provided that payment of this sum shall not reduce the actual condemnation or settlement amount to Seller below the Minimum Purchase Price..

                                   9. DEFAULTS

      A. If Buyer or Seller defaults as to any of the provisions of this Agreement, and the nondefaulting party serves the defaulting party with written notice specifying the default, the defaulting party has twenty (20) days from receipt of such notice to cure such default. Failure of the defaulting party to cure the default within such time period shall automatically entitle the nondefaulting party to exercise its rights set forth below.

      B. Buyer's failure to cure a default: Seller shall retain the Deposit and any Additional Deposits as and for liquidated damages as Seller's sole remedy against Buyer, in which event Seller shall have no further recourse against Buyer except with respect to its rights as an oblige under any bond posted pursuant to this Agreement and this Agreement shall then become null and void and neither party shall have any further obligation to the other except for those obligations which expressly survive the termination of this Agreement.

      C. Seller's failure to cure a default: Buyer shall be entitled to specific performance and direct costs limited to the value of the Premise as its sole remedy against Seller.

      Notwithstanding the foregoing, the parties shall be liable to each other for monetary damages in the event of a false representation set forth in this Agreement.

                           10. REAL ESTATE COMMISSION

      A. Seller and Buyer hereby represent to each other that they have had no dealings with any broker, salesperson or agent in connection with the sale of the Premises other than SBWE, Inc. and Richard Meyers. The parties agrees to defend and indemnify each other (including its affiliates, subsidiaries and officers) harmless from and against any and all claims, liabilities, losses, damages and expenses (including court costs and attorney's fees) asserted by any and all other brokers, salespersons or agents with whom they have had dealings in connection with the sale of the Premises inconsistent with this representation.

      B. Seller shall be responsible for any and all brokerage commissions payable to the party named in Subparagraph 10(A).

                               11. NEW JERSEY LAW

      This Agreement will be construed in accordance with the laws of the State of New Jersey.

                     12. POSSESSION ON CLOSING/RISK OF LOSS

      Possession of the Premises, including, without limitation, all buildings, garages and other structures, shall be delivered to Buyer by Seller at each Phase Closing: (1) vacant and free of any leases, licenses or rights of use by others; and (2) free of all furniture, furnishings, fixtures, equipment, machinery, inventory, drums and/or containers. Until delivery of the Premises at each Phase Closing, all risks of loss with respect to the Premises, except with respect to Buyer's activities on the Premises, shall be Seller's. Seller shall deliver the Premises at each Phase Closing in the same physical condition as exists at the time of execution of this Agreement, with the exception of conditions resulting from Buyer's activities on the Premises.

                   13. TAXES, ADJUSTMENTS AND INCIDENTAL COSTS

      A. Seller shall keep all real estate taxes current for the entire Premises during the term of this Agreement. As Phase Closings occur, Buyer shall be responsible for the real estate taxes only on the Phases of the Premises to which it has taken title.

      B. Except as set forth in Paragraph 3 F, all assessments for improvements (confirmed or unconfirmed), as of each Phase Closing, except those which are a result of Buyer's Approvals for the Premises, shall be paid by Seller prior to each Phase Closing or shall be deducted from the Purchase Price. Assessments for improvements shall include, but are not limited to, assessments for water, sewer and other charges against the Premises. This paragraph does not apply to any increase in real estate taxes relating to a reassessment of the value of the land which is governed by Paragraph 13 F.

      C. In the event Seller fails to keep taxes or assessments for improvements current, and Buyer is thereby prevented from applying for or obtaining any Approval, including a rezoning, Buyer shall have the right, but not the obligation, to pay all outstanding real estate taxes or assessments. In such event, Seller shall immediately reimburse Buyer for all amounts so expended. In the event Seller fails to reimburse Buyer immediately, interest shall accrue on the amount so expended by Buyer at the rate of twelve (12%) per cent PER ANNUM.

      D. All tax apportionment, except rollback taxes, shall be on the basis of the fiscal year used by the municipal taxing authority and shall be prorated to the date of each Phase Closing. If, at Closing, the tax rate for the fiscal year in which the Closing occurs is not fixed, the tax apportionment at Closing shall be tentative and shall be made on the basis of the preliminary tax bills for the Premises. A final tax adjustment shall be made promptly after final tax bills have been issued.

      E. Seller shall pay for all rollback taxes, if any, against the Premises. If, at the time of Closing, the final rollback tax bill has not been determined, the rollback tax adjustment at Closing shall be tentative and shall be determined by Buyer's title company, which shall hold in escrow the estimated amount of any such adjustment until the final rollback tax adjustment is made. A final rollback tax adjustment on the basis of the final rollback tax bill for the Premises shall be made promptly after such bill has been issued.

      F. Buyer shall be liable for and shall pay for any increase in real estate taxes attributable to a reevaluation of the Premises arising from the receipt of Approvals or the filing of the Master Deed until all phases are purchased or Buyer notifies Seller that it is not purchasing the next phase.

                                   14. NOTICES

      All notices, demands or requests under this Agreement shall be in writing and shall be hand delivered by messenger (with receipt acknowledged in writing), delivered by courier guarantying overnight delivery (with receipt acknowledged in writing) or delivered by electronic facsimile (with receipt acknowledged by automated electronic response) to the parties as follows:

            TO BUYER:   K. Hovnanian North Jersey Acquisitions, L.L.C.
                        Attn: Joseph F. Riggs
                        President-Northeast Region
                        110 Fieldcrest Avenue, CN 7825
                        Edison, New Jersey 08818-7825
                        Phone: (732)-225-4001
                        Fax: (732) 225-0131

                        K.  Hovnanian  North  Jersey   Acquisitions,
                        L.L.C.  Attn:  James Driscoll  President 110
                        Fieldcrest   Avenue,  CN  7825  Edison,  New
                        Jersey 08818-7825
                        Phone: (732) 225-4001
                        Fax: (732) 225-3549

                        K.  Hovnanian  North  Jersey   Acquisitions,
                        L.L.C.  Attn:  Francine Chesler,  Esq. Legal
                        Counsel  110  Fieldcrest   Avenue,  CN  7825
                        Edison, New Jersey 08818-7825
                        Phone: (732) 225-4001
                        Fax: (732) 225-3530
                        E-Mail:

            TO SELLER:  Dewey Electronics Corporation
                        27 Muller Road
                        Oakland, New Jersey 07436
                        Phone:
                        Fax:
                        E-Mail:

                        With a Copy to Seller's Counsel:

                        Jerome Vogel, Esq.
                        Jeffer Hopkinson & Vogel
                        1600 Rt. 208 N
                        Box 507
                        Hawthorne, NJ 07507
                        Phone: 973-423-0100
                        Fax:      973-423-5614
                        E-Mail:

      Either party may change its notice address, entity or party upon not less than ten (10) days prior written notice to the other party. All notices shall be effective when received.

                              15. CAPTIONS/HEADINGS

      All captions and headings are for reference only and are not deemed to define, limit, explain or amplify any provisions of this Agreement.

                            16. DRAFTING OF AGREEMENT

      This Agreement, as a matter of convenience to both parties, was initially prepared by the attorney for Buyer. Both parties agree that if there is an ambiguity in this Agreement, such ambiguity shall not be resolved against Buyer solely on the basis that the Agreement was prepared by Buyer's attorney.

                            17. INITIALING BY PARTIES

      The parties' initials at the bottom of each page of this Agreement, including each of the exhibits hereto, constitute acknowledgment that each has read the Agreement and that all terms hereof were complete and understood. Specific changes, deletions and/or additions to this typed Agreement must also be initialed by both parties, and initials of specific changes on a page supersede initials at the bottom of the same page.

                   18. ENTIRE AGREEMENT/COUNTERPARTS/SURVIVAL

      A. This Agreement constitutes the entire agreement between the parties. No representations have been made by the parties and the realtors or their agents, except as set forth herein. Any modifications and amendments to this Agreement shall be in writing signed by Buyer and Seller. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

      B. Notwithstanding any presumption to the contrary, all covenants, conditions and representations contained in this Agreement which, by their nature, impliedly or expressly involve performance in any way after Closing, or which cannot be ascertained to have been fully performed until after Closing, shall survive Closing.

                           19. EXECUTION OF DOCUMENTS

      Each party shall, at the other party's request, take such further actions and execute such further documents that are reasonably necessary to effectuate the purposes and terms of this Agreement. This obligation shall survive the Phase Closing(s).

                                  20. RECORDING

      Except as set forth in this Paragraph, neither this Agreement nor any document referenced in this Agreement shall be recorded in any public office by or on behalf of either party. Any recording not permitted by this Agreement may, at the other party's option, be a default by the party doing the recording or on whose behalf such recording was done. Buyer and Seller shall execute, contemporaneously with the execution of this Agreement, the "Short Form Agreement" attached hereto as Exhibit H and the "Cancellation of Short Form Agreement" attached hereto as Exhibit I. Buyer is authorized to record the Short Form Agreement in the Bergen County Clerk's Office after the Investigation Period has expired. The Termination of Agreement shall be held by Escrow Agent until the earlier of (a) the final Phase Closing; (b) written authorization from Buyer to release the document to Seller; or (c) upon the Order of a court of competent jurisdiction. Notwithstanding the foregoing, Seller may disclose this Agreement and the terms hereof as necessary to comply with any applicable Securities and Exchange Commission filing and disclosure requirements.

      Buyer has the right to file a Notice of Settlement in the Bergen County Clerk's Office.

                           21. BUYER'S REPRESENTATIONS

      Buyer represents that it has the full right and authority to execute this Agreement and consummate all of the transactions hereby contemplated. Buyer is a limited liability company which is duly organized and validly existing under the laws of the State of New Jersey and is in good standing.

      Buyer further represents that it will not make, any commitments or representations to any applicable governmental authorities or to adjoining or surrounding property owners, which would, in any manner, be binding upon Seller, or interfere with Seller's ability to improve the Premises, if Buyer terminates this Agreement or Buyer fails to close on all Phases. These representations shall be true and correct as of each Phase Closing and shall survive each Phase Closing.

                          22. SELLER'S REPRESENTATIONS

      A. Seller represents and warrants, to the best of Seller's knowledge, as follows:

            1. AUTHORITY. Subject to Paragraph 26.A: Seller has the full right and authority to execute this Agreement and consummate all of the transactions hereby contemplated. This Agreement has been duly authorized, executed and delivered by and on behalf of Seller. The execution, delivery and the performance of and compliance with this Agreement by Seller will not (with or without the giving of notice or lapse of time, or both) result in any violation of, or be in conflict with, or constitute a default under, the terms of any contract, note, indenture or other agreements to which Seller is a party, or of any judgment, decree, order, statute, rule or regulation to which Seller is subject.

            2. NO ATTACHMENT. There are no attachments, executions, assignments for the benefit of creditors or any pending proceedings, either voluntary or involuntary, in bankruptcy, which are contemplated or threatened against Seller.

            3. NO LITIGATION. There are no existing or pending litigation, claims, condemnations or sales in lieu thereof, contracts of sale, options to purchase or rights of first refusal with respect to the Premises or any part thereof, nor have any such actions, suits, proceedings, claims or other such matters been, to the best of Seller's knowledge and belief, threatened or asserted.

            4. NO ASSESSMENTS. Seller has received no notice and has no knowledge of any pending improvements, liens or special assessments to be made against the Premises by any governmental authority.

            5. ALL OWNERS BOUND. The execution of this Agreement by Seller is effectual without the joinder of any other party and no signatures other than Seller's will be required to be affixed to the deed of conveyance hereunder in order to close title as contemplated by the Agreement.

            6. NO VIOLATION. There are no violations of law, statutes or ordinances against the Premises nor any notice thereof, nor have any such violations been committed by Seller.

            7. FIRPTA. Seller represents that it is not now, nor will be at time of closing, a "foreign person" as described in Section 1445 of the Internal Revenue Code of 1986, as amended.

            8. ACCURACY. All of the documentation supplied by Seller to Buyer pursuant to this Agreement, whether an exhibit to this Agreement or otherwise, is true and accurate in all material respects.

            9. Seller has not made, and will not make, any commitments or representations to any applicable governmental authorities, or to adjoining or surrounding property owners, which would, in any manner, be binding upon Buyer, or interfere with Buyer's ability to improve the Premises with the construction of Homes.

            10. Seller has granted no person any contract right or other legal right to the use of any portion of the Premises, or the furnishings or use of any facility or amenity on, or relating to, the Premises.

      B. The representations and warranties set forth in this Paragraph and in Paragraph 7, above shall: (1) be true and correct as of each Phase Closing; and
(2) survive each Phase Closing. In addition, the truth of these representations and warranties is a condition precedent to Buyer's performance of its obligations under this Agreement. Seller has an affirmative obligation to notify Buyer of any changes in the representations and warranties during the term of this Agreement.

      C. If any of Seller's representations or warranties set forth in this Agreement are not true as of the date of each Phase Closing, Buyer, at its sole option, shall have the right to either: (1) close title to the portion of the Premises to be conveyed at the Phase Closing; or terminate this Agreement and sue Seller for any damages, which damages shall not exceed the value of the Premises. Seller shall have no liability for damages if the representations and warranties are not true because of a change in the law between the date of this Agreement and the date of Closing.

      D. Reserved.

                       23. LICENSE TO ERECT SIGNS/TRAILERS

      A. Buyer is hereby granted the right to erect signs and place sales and/or construction trailers with adequate parking at appropriate locations as determined by Buyer on any portion of the Premises after the Rezoning Period and before or after any Phase Closing. In addition, Buyer shall have the right to have temporary utility connections made to the trailers.

      B. The right to erect signs or place trailers is subject to compliance with all governmental regulations after the Rezoning Period and so long as Buyer maintains insurance naming Seller as an additional insured.

      C. If this Agreement is terminated for any reason, Buyer will promptly remove, at Buyer's sole cost and expense, any signs, trailers or utility connections installed in accordance herewith.

                    24. DOCUMENTS TO BE DELIVERED AT CLOSING

      A. Seller shall deliver the following documents at Closing in form and substance satisfactory to Buyer and to Buyer's title insurance company: (1) Deed; (2) Affidavit of Title; (3) Corporate Resolution; (4) Bonds. (5) other document(s) required under the Master Deed to transfer easements and rights-of-way; (6) (Partial) Release of Mortgage; (7) UCC-3's; (8) Blanket Assignment of Rights in and to Approvals, Surveys, Engineering Plans, Environmental and Other Reports and Other Matters; (9) Compliance Agreement;
(10) Reserved(11) Reserved;  (12) Reserved. (13) Representations and Warranties;
(14) Paid Receipt of Real Estate Broker; (15) Tax and Utility Bills; (16) Certificate of Compliance with Section 1445 of the Internal Revenue Code (FIRPTA); (17) Bill of Sale for Personalty; (18) Reserved. (19) Reserved. (21) Cross-Easement Agreement

      B. The Buyer shall deliver the following documents at Closing: (1) Cross-Easement Agreement; (2) Title Closing Statement; (3) Escrow Agreement; (4) Limited Liability Company Certificate, (5) Closing proceeds and (6) copies of Bonds in which Seller is named as an oblige

      C. If Buyer takes title to the entire Premises by reference to a filed Master Deed and gives back a Note and Mortgage to Seller for the Phase II condominium units, Buyer at Seller's option, shall convey to Seller a contingent assignment of all approvals and permits which would permit Seller to complete the community in accordance with the approvals, permits and condominium association documents in the event that Buyer does not take title to that portion of the condominium which is located on the Phase II property.

                           25. ASSIGNMENT OF CONTRACT

      A. This Agreement is binding on the parties and on their respective heirs, executors, administrators, successors and assigns.

      B. Buyer may not assign this Agreement except to another "Hovnanian" affiliated entity or to an unrelated third party for financing purposes, provided that such assignment shall not relieve Buyer of its obligations under this Agreement ("Permitted Hovnanian Assignee"). In addition, once all conditions precedent to Closing have been met, Buyer may assign all or a portion of this Agreement to one or more unrelated entities provided that such assignments shall not relieve Buyer of its obligations as more fully set forth in this Agreement.

      C. Seller may assign this Agreement upon written notice to Buyer but without the approval of Buyer provided that the Assignee assumes the obligations under this Agreement and further provided that such assignment shall not relieve Seller of its financial obligations under this Agreement..

                                26. OTHER MATTERS

      A. Notwithstanding anything to the contrary in this Agreement, Seller shall be entitled to submit the sale of the Premises hereunder to a vote of its stockholders at its next Annual Meeting, in which case (i) Seller shall use reasonable efforts to obtain the approval of its stockholders, by the affirmative vote of stockholders representing 2/3 of the outstanding common stock, and (ii) the obligations of Buyer and Seller to complete the Closings shall be conditioned upon receipt of such approval (and if such approval is not obtained by March 20, 2005, either party may terminate this Agreement without liability to the other). The date that Buyer receives notice of such approval is referred to herein as the Seller Approval Date. Wherever any time period is measured from the date or Effective Date of this Agreement, it shall mean the Seller Notice of Approval Date.

      B Nothing in this Agreement is intended to, or shall, confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever except to a Permitted Hovnanian Assignee.

      C. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between Buyer and Seller. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

      IN WITNESS WHEREOF, each party hereto, being authorized to do so and intending to be legally bound hereby, has duly executed and entered into this Agreement on the date first set forth above.

ATTEST/WITNESS:           K. Hovnanian North Jersey Acquisitions, L.L.C.,
                          a limited liability company of
                          the State of Delaware, Buyer

/s/Richard Meyers         By:  /s/ James Driscoll
                          Name:  James Driscoll
                          Title:     Area President

ATTEST/WITNESS:           Dewey Electronics Corporation, a corporation
                          of the State of New York, Seller

/s/Carol F. Grofsik       By:  /s/ John H.D. Dewey
                          Name:  John H.D. Dewey
                          Title:   CEO

                                   APPENDIX B

              Section 623 of the New York Business Corporation Law

Section 623. Procedure to Enforce Shareholder's Right to Receive Payment for Shares

      (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

      (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

      (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

      (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

      (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

      (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

      (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

      (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

            (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

            (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

            (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

            (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

            (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

            (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

            (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;
(B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

            (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

      (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

      (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

            (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

            (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

            (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

      (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

      (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

      (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                                 REVOCABLE PROXY
                        THE DEWEY ELECTRONICS CORPORATION

[X]        PLEASE MARK VOTES
           AS IN THIS EXAMPLE


This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints FRANCES D. DEWEY AND JOHN H.D. DEWEY, or either of them, with power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of The Dewey Electronics Corporation to be held on March 8, 2005 at 10 a.m. (Eastern Standard Time) at the offices of the Corporation at 27 Muller Road, Oakland, New Jersey, and any adjournments thereof with all power which the undersigned would possess if personally present and to vote all shares of common stock of the Corporation held by the undersigned, which may be entitled to vote at said meeting upon the following matters and upon other matters as may come before the meeting.

1. ELECTION OF DIRECTORS (except as marked to the contrary below)

      Alexander A. Cameron, Frances D. Dewey, John H.D. Dewey, LTG James M. Link (USA Ret), Nathaniel Roberts


       [ ] FOR                [ ] WITHHOLD                [ ] FOR ALL EXCEPT


Instruction: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

---------------------------------------


2. SALE OF UNDEVELOPED AND UNUSED LAND

      The sale of approximately 68 acres of undeveloped and unused land owned by the Corporation in Oakland, New Jersey to K. Hovnanian North Jersey Acquisitions, L.L.C. ("Buyer"), pursuant to the Agreement of Sale between the Corporation and Buyer dated December 29, 2004.


       [ ] FOR                [ ] AGAINST                [ ] ABSTAIN


      This proxy, when properly executed, will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR the election of the nominees listed above and FOR the Land Sale Proposal.

      Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Please be sure to sign and date this Proxy in the box below.

--------------------------------------- ----------------------------------------
                                        Date


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Stockholder sign below                  Co-holder (if any) sign below
--------------------------------------- ----------------------------------------


    Detach above card, sign, date and mail in postage paid envelope provided.
                        THE DEWEY ELECTRONICS CORPORATION


IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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